SUPPLEMENTAL AGREEMENT DATED AS OF JULY 31, 1996


                          BY AND AMONG


   EAGLE RIVER INTERACTIVE, INC. UTE CREEK ACQUISITION CORP.,


                  MASTERING COMPUTERS, INC. and

                       THOMAS R. GRAUNKE,

        THE SOLE STOCKHOLDER OF MASTERING COMPUTERS, INC.






                        TABLE OF CONTENTS




ARTICLE I THE MERGER                                            2
     1.1.   The Merger                                          2
     1.2.   Filing of Articles of Merger.                       2
     1.3.   Closing                                             2
     1.4.   Merger Consideration.                               2

ARTICLE II REPRESENTATIONS AND WARRANTIES OF PARENT             3
     2.1.   Organization of Parent                              3
     2.2.   Sub                                                 3
     2.3.   Authorization                                       3
     2.4.   Non-Contravention                                   4
     2.5.   Valid Shares.                                       5
     2.6.   Pooling of Interests; Reorganization.               5
     2.7.   Hart-Scott-Rodino                                   5
     2.8.   Charter Documents                                   5
     2.9.   Financial Statement; Undisclosed Liabilities        5
     2.10.   Conduct in the Ordinary Course of Business         6
     2.11.   Public Documents                                   6
     2.12.   Capitalization                                     6

ARTICLE III REPRESENTATIONS AND WARRANTIESOF THE COMPANY AND
STOCKHOLDER                                                     7
     3.1.   Organization                                        7
     3.2.   Subsidiaries and Investments                        7
     3.3.   Capital Stock of the Company                        7
     3.4.   Authorization                                       8
     3.5.   Non-Contravention                                   9
     3.6.   Financial Statements                               10
     3.7.   Operations Since Balance Sheet Date                11
     3.8.   No Undisclosed Liabilities                         13
     3.9.   Taxes                                              13
     3.10.  Availability of Assets and Legality of Use         15
     3.11.  Governmental Permits                               16
     3.12.  Real Property                                      16
     3.13.  Real Property Leases                               16
     3.14.  Condemnation                                       17
     3.15.  Personal Property                                  17
     3.16.  Personal Property Leases                           17
     3.17.  Intellectual Property; Software                    17
     3.18.  Accounts Receivable                                20
     3.19.  Title to Assets                                    20
     3.20.  Employees and Related Agreements; ERISA.           21
     3.21.  Employee Relations.                                23
     3.22.  Contracts                                          24
     3.23.  Status of Contracts                                25
     3.24.  No Violation, Litigation or Regulatory Action      25
     3.25.  Insurance                                          26
     3.26.  Environmental Protection                           28
     3.27.  Customers and Suppliers                            28
     3.28.  Stockholder's Assets                               28
     3.29.  No Finder                                          29
     3.30.  Transactions with Affiliates                       29
     3.31.  Pooling of Interests; Reorganization.              29
     3.32.  State Anti-takeover Law.                           30
     3.33.  Books and Records                                  30
     3.34.  No Violation of Law                                30
     3.35.  Disclosure                                         31

ARTICLE IV REPRESENTATIONS AND WARRANTIES OFSTOCKHOLDER        31
     4.1.   Authority                                          31
     4.2.   Non-Contravention; Required Consents               31
     4.3.   Ownership of Company Common Stock                  32
     4.4.   Investment Representations.                        32
     4.5.   Hart-Scott-Rodino                                  33

ARTICLE V ADDITIONAL AGREEMENTS OF THE PARTIES                 33
     5.1.   Ordinary Course                                    33
     5.2.   Access Prior to Closing; Certain Notices           34
     5.3.   Regulatory and Other Authorizations                34
     5.4.   Company Financial Statements                       35
     5.5.   Delivery of Documents                              35
     5.6.   Employees; Certain Benefits and Arrangements       35
     5.7.   Continued Relationships                            36
     5.8.   Transfer of Company Common Stock.                  36
     5.9.   Agreement to Vote for the Merger; Waiver of
           Appraisal Rights.                                  36
     5.10.  Compliance with the Securities Act; Pooling of
           Interests                                          37
     5.11.  Preserve Accuracy of Representations and
           Warranties                                         38
     5.12.  Pooling of Interests; Reorganization               38
     5.13.  Notification by the Parties of Certain Matters     39
     5.14.  Necessary Actions                                  39
     5.15.  Further Assurances                                 39

ARTICLE VI CONDITIONS TO CLOSING                               39
     6.1.   Conditions to Each Party's Obligation to Close     39
     6.2.   The Company's and Stockholder's Conditions to
           Close                                              40
     6.3.   Parent's Conditions to Close                       44
ARTICLE VII THE CLOSING                                        48
     7.1.   Deliveries by the Company and Stockholder          48
     7.2.   Parent's Deliveries                                48

ARTICLE VIII INDEMNIFICATION                                   49
     8.1.  Indemnification by Stockholder                      49
     8.2.  Indemnification by Parent                           52
     8.3.  Limitations On Indemnity by Stockholder.            53
     8.4.  Additional Limitations and Other Agreements         53
     8.5.  Notice of Claims                                    54
     8.6.  Third Party Claims                                  55
     8.7.  Exclusive Remedy.                                   56

ARTICLE IX TERMINATION                                         56
     9.1.  Termination                                         56
     9.2.  Effect of Termination                               57

ARTICLE X RESTRICTIONS ON TRANSFERABILITY OF
SECURITIES;COMPLIANCE WITH SECURITIES ACT
57
     10.1.  Restrictions on Transferability                    57
     10.2.  Restrictive Legend                                 57
     10.3.  Notice of Proposed Transfers                       58

ARTICLE XI MISCELLANEOUS                                       58
     11.1.  Expenses                                           58
     11.2.  Notices                                            59
     11.3.  Assignment                                         61
     11.4.  Interpretation                                     61
     11.5.  Counterparts                                       61
     11.6.  Amendment                                          61
     11.7.  Entire Agreement                                   61
     11.8.  Binding Effect                                     61
     11.9.  Survival                                           61
     11.10.  Severability                                      62
     11.11.  Third Parties                                     62
     11.12.  Waivers                                           62
     11.13.  Governing Law                                     62
     11.14.  Public Announcements                              62
     11.15.  Confidentiality.                                  63
     11.16.  Definitions                                       63



EXHIBITS

A   Form of Agreement and Plan of Merger
B   Form of Registration Rights Agreement
C   Form of Pledge Agreement
D   Form of Employment Agreement
E   Form of Company Affiliate Letter
F   Form of Parent Affiliate Letter
G   Form of Resignation



                     SUPPLEMENTAL AGREEMENT
          This Supplemental Agreement ("Supplemental Agreement") is made as of July 31, 1996 by and among Eagle River Interactive, Inc., a Delaware corporation ("Parent"), Ute Creek Acquisition Corp., an Arizona corporation and wholly-owned subsidiary of Parent ("Sub"), Mastering Computers, Inc., an Arizona corporation (the "Company") and Thomas R. Graunke, the sole stockholder of the Company ("Stockholder").
                      W I T N E S S E T H :
          WHEREAS, concurrently with the execution and delivery of this Supplemental Agreement, Parent, Sub and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"), in the form of Exhibit A hereto;
          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable the merger of Sub with and into the Company upon the terms and subject to the conditions set forth herein and in the Merger Agreement and in accordance with the Arizona Business Corporation Act (the "ABCA"), whereby all shares of Common Stock, no par value, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (as defined in the Merger Agreement), except shares cancelled in accordance with Section 1.5(b) of the Merger Agreement, will be converted into shares of validly issued, fully paid and nonassessable shares of common stock, $.001 par value, of Parent ("Parent Common Stock");
          WHEREAS, the respective Boards of Directors of Parent and the Company have determined that such merger is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;
          WHEREAS, in order to encourage the parties thereto to enter into the Merger Agreement and the parties hereto to enter into this Supplemental Agreement: (i) Parent and Stockholder have agreed to enter into a Registration Rights Agreement (the "Registration Rights Agreement"), in the form of Exhibit B hereto, (ii) Parent and Stockholder have agreed to enter into a Stock Pledge Agreement (the "Pledge Agreement"), in the form of Exhibit C hereto and (iii) Parent has agreed to enter into an employment agreement with Stockholder, in the form of Exhibit D hereto (the "Employment Agreement" and together with the Registration Rights Agreement and the Pledge Agreement, the "Ancillary Agreements").
          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and
          WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests.
          NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                            ARTICLE I
                           THE MERGER

          1.1. The Merger. Upon the terms and subject to the conditions set forth herein and in the Merger Agreement and in accordance with the ABCA, Sub shall be merged (the "Merger") with and into the Company at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the ABCA.
          1.2. Filing of Articles of Merger. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VI hereof, the Company, Parent and Sub shall cause the Merger to be consummated by filing Articles of Merger ("Articles of Merger") with respect thereto with the Arizona Corporation Commission pursuant to Section 10-120 of the ABCA.
         1.3. Closing. The closing of the Merger (the "Closing") shall take place on July 31, 1996 or on such other date as Parent and the Company may agree. The time and date on which the Closing is actually held is sometimes referred to herein as the "Closing Date."

          1.4. Merger Consideration. Subject to the provisions of Article I of the Merger Agreement, as of the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, in the aggregate, into 1,175,000 shares of validly issued, fully paid and nonassessable shares of Parent Common Stock, provided, however, that, if the average closing transaction price per share of Parent Common Stock on the Nasdaq National Market for the period from and including July 1, 1996 through and including the third trading day prior to the Closing Date, is less than $14.50 or greater than $24.50, then all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted, in the aggregate, into that number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to $19,093,750 divided by such average (such shares of Parent Common Stock, the "Merger Consideration"). Cash will be delivered in lieu of fractional shares of Parent Common Stock pursuant to Section 1.7 of the Merger Agreement.


                           ARTICLE II
            REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to the Company and Stockholder as follows:

          2.1. Organization of Parent. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own or lease and operate or use its assets and to carry on its business as now conducted.

          2.2. Sub. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. Sub has not conducted any business activities prior to the date hereof, other than the negotiation and execution of this Supplemental Agreement and the Merger Agreement. All outstanding shares of capital stock of Sub are owned, beneficially and of record, by Parent.

          2.3. Authorization. (a) Parent has the requisite power and authority to enter into this Supplemental Agreement, the Merger Agreement and the Ancillary Agreements to which it is a party (the "Parent Ancillary Agreements") and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Parent of this Supplemental Agreement, the Merger Agreement and the Parent Ancillary Agreements and the actions to be taken by Parent contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary with respect hereto or thereto. Each of this Supplemental Agreement and the Merger Agreement constitutes and, when executed and delivered by Parent, each of the Parent Ancillary Agreements will constitute (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto), the valid and binding obligation of Parent, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b) Sub has the requisite power and authority to enter into this Supplemental Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by Sub of this Supplemental Agreement and the Merger Agreement and the actions to be taken by Sub contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Sub and no other corporate proceedings on the part of Sub are necessary with respect hereto or thereto. Each of this Supplemental Agreement and the Merger Agreement (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto) constitutes the valid and binding obligation of Sub, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          2.4. Non-Contravention. Neither the execution or delivery of this Supplemental Agreement, the Merger Agreement and in the case of Parent, the Parent Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, by Parent or Sub will: (a) conflict with or result in the breach of any term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under the Certificate of Incorporation or Bylaws of Parent, the Articles of Incorporation or Bylaws of Sub, or any material agreement (including, without limitation, any loan agreements or promissory note), indenture or instrument to which Parent or Sub is a party or by which either is bound; (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Sub; or (c) require on the part of Parent or Sub, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by Parent or Sub of any declaration, filing or registration with, any third party or any Governmental Body, except: (i) for the filing of the Articles of Merger with the Arizona Corporation Commission and the publication thereof as required by the ABCA, (ii) as set forth in Schedule 2.4 to the letter dated and delivered to the Company and Stockholder on the date hereof (the "Parent Disclosure Letter"), which relates to this Supplemental Agreement and is designated therein as being the Parent Disclosure Letter, and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent and would not materially impair the ability of Parent or Sub to perform their respective obligations under this Supplemental Agreement, the Merger Agreement and, in the case of Parent, the Parent Ancillary Agreements, or prevent the consummation of any of the transactions contemplated hereby or thereby.

          2.5. Valid Shares. All of the shares of Parent Common Stock issuable at the Effective Time in accordance with the Merger Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Each share of Parent Common Stock issuable at the Effective Time in accordance with the Merger Agreement will have associated with it one Series B Preferred Share Purchase Right of Parent (a "Parent Right"). The terms of the Parent Rights are set forth in the Rights Agreement between Parent and Harris Trust and Savings Bank, as Rights Agent (the "Parent Rights Agreement").

          2.6. Pooling of Interests; Reorganization. To the knowledge of Parent after due investigation, neither Parent nor any of its Subsidiaries has (i) taken any action or failed to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          2.7.   Hart-Scott-Rodino.   Parent is its own "ultimate
parent entity" (as defined in 16 C.F.R.  801.1(a)(3) (1995)).
The "Person" (as defined in 16 C.F.R. 801.1(a)(1) (1995)) of which Parent is included does not have "annual net sales" (as defined in 16 C.F.R. 801.11 (1995)) or "total assets" (as defined in 16 C.F.R. 801.11 (1995)) of $100 million or more.

          2.8.   Charter Documents.   Parent has furnished to the
Company true and complete copies of the Certificate of Incorporation and the Bylaws of Parent as amended and in effect on the date hereof.

          2.9. Financial Statement; Undisclosed Liabilities. True and complete copies of (a) the audited financial statements of Parent as of December 31, 1994 and December 31, 1995 and for each of the years then ended, together with all related notes and schedules thereto, accompanied by the reports thereon of Arthur Andersen LLP, independent public accountants, and (b) the unaudited financial statements of Parent as included in Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 and for the three months then ended, together with all related notes and schedules thereto, if any (collectively, the "Parent Financial Statements"), have been delivered to the Company. The Parent Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, are true and correct and present fairly the financial condition and the results of operations and cash flows of Parent as of the dates and for the periods indicated. Except as disclosed in the Parent Securities Filings (as hereinafter defined), there are no material liabilities of Parent other than liabilities reflected or reserved against on the balance sheet of Parent as of March 31, 1996.

          2.10. Conduct in the Ordinary Course of Business. Except as disclosed in the Parent Securities Filings, since March 31, 1996, the business of Parent has been conducted in all material respects in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, since March 31, 1996, Parent has not, except in the ordinary course of business consistent with past practice: (a) written down or written up (or failed to write down or write up as would be required by generally accepted accounting principles) the valued of any material assets or revalued any material assets of Parent; (b) made any material change in any method of accounting or accounting practice or policy used by Parent; or (c) made any material loan to, guaranteed any indebtedness of or otherwise incurred any indebtedness on behalf of any officer, director or stockholder of Parent. Except as disclosed in the Parent Securities Filings, since March 31, 1996, there has been no event or occurrence that would, or is reasonably likely to, result in a Material Adverse Effect with respect to Parent.
          2.11.   Public Documents.   Parent has filed all
reports, registration statements, and all amendments thereto required to be made thereto that Parent was required by law or regulation to file with the Securities and Exchange Commission (the "SEC"). Parent has furnished to the Company true, complete and correct copies of Parent's Registration Statement on Form S-1, Registration No. 333-702, including the Prospectus dated March 21, 1996, Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996 and any other filings of Parent under the Securities Exchange Act of 1934 since March 31, 1996 (collectively, the "Parent Securities Filings"). As of their respective dates, the Parent Securities Filings complied in all material respects with all applicable rules and regulations of the SEC. The Parent Securities Filings did not, as of the respective dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances in which they were made not misleading.
          2.12.   Capitalization.   The authorized capital stock
of Parent consists of 30,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, $.001 par value, of which 300,000 shares have been designated as "Series B Participating Preferred Stock"). At the close of business on July 16, 1996, 12,027,632 shares of Parent Common Stock were issued and outstanding and no shares of preferred stock of Parent were issued and outstanding. All of the outstanding shares of capital stock of Parent are duly authorized, validly issued, fully paid and nonassessable, and were issued by Parent in compliance with applicable federal and state securities laws. Except as set forth in or contemplated by the Parent Securities Filings, there are no outstanding subscriptions, options, warrants, preemptive or other rights or other arrangements or commitments obligating Parent to issue any shares of its capital stock.


                           ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
                 OF THE COMPANY AND STOCKHOLDER

          The Company and Stockholder, severally and not jointly, represent and warrant to Parent as follows:

          3.1. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 3.1 to the letter dated and delivered to Parent on the date hereof (the "Company Disclosure Letter"), which relates to this Supplemental Agreement and is designated therein as being the Company Disclosure Letter, which are the only jurisdictions in which the ownership or leasing of its assets or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company, and no other jurisdiction has demanded, requested or otherwise indicated that the Company is required so to qualify. The Company has the requisite corporate power and authority to own or lease and operate or use its assets and to carry on its business as now conducted. True and complete copies of the Articles of Incorporation and all amendments thereto, the Bylaws, as amended, the minute books and stock transfer records, of the Company, have been delivered or made available to Parent by the Company.

          3.2. Subsidiaries and Investments. The Company does not, directly or indirectly, (a) own, of record or beneficially, or own or hold the right to acquire, any outstanding voting or equity securities or other voting or equity interests in any corporation, partnership, joint venture or other entity or
(b) otherwise control any such corporation, partnership, joint venture or other entity.

          3.3. Capital Stock of the Company. (a) The authorized capital of the Company consists of 1000 shares of Company Common Stock, of which 100 have been issued and are outstanding, none are held as treasury shares and, except as set forth in Schedule 3.3 to the Company Disclosure Letter, none is reserved for any purpose. Except as provided in this Supplemental Agreement and the Merger Agreement, and except as set forth in Schedule 3.3 to the Company Disclosure Letter, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock or other equity interest of the Company, whether on conversion of other securities or otherwise. Each of the outstanding shares of capital stock of the Company has been duly authorized and is validly issued, fully paid and non-assessable. None of the outstanding shares of capital stock of the Company has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in this Supplemental Agreement and the Merger Agreement and in Schedule 3.3 to the Company Disclosure Letter, the Company is not a party to, or otherwise has any knowledge of the current existence of, any stockholder agreement, voting trust agreement or any other similar contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to the voting, dividend, ownership or transfer rights of any shares of capital stock of the Company.

          (b) Except as set forth in Schedule 3.3 to the Company Disclosure Letter and except pursuant to applicable laws, there are no restrictions, including but not limited to self-imposed re strictions, on the retained earnings of the Company or on the ability of the Company to declare and pay dividends.

          (c) All of the issued and outstanding shares of Company Common Stock are held, beneficially and of record, by Stockholder. The outstanding shares of Company Common Stock are held free and clear of all Encumbrances created by the Company and such shares are beneficially owned by Stockholder free and clear of all Encumbrances.

          (d) Schedule 3.3 to the Company Disclosure Letter sets forth a true and complete list of the name and address of each of the holders of record of options to purchase capital stock of the Company and, with respect to each option: (i) the holder of such option, (ii) its date of grant and date of expiration, (iii) the number of shares issuable upon exercise thereof, (iv) the per share exercise price, (v) the vesting schedule or schedule of exercisability, (vi) a summary of terms relating to acceleration of exercisability or termination prior to its expiration date and
(vii) a summary of any other material terms.

          3.4. Authorization. The Board of Directors of the Company has declared the Merger advisable and has duly resolved to recommend that the Merger and the Merger Agreement be approved by Stockholder. The Company has the requisite power and authority to enter into this Supplemental Agreement and the Merger Agreement and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. The execution, delivery and performance by the Company of this Supplemental Agreement and the Merger Agreement and the actions to be taken by the Company contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Board of Directors of the Company. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and the Merger Agreement and the transactions contemplated thereby. Each of this Supplemental Agreement and Merger Agreement constitutes (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto), the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          3.5. Non-Contravention. Neither the execution or delivery of this Supplemental Agreement or the Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby, by the Company will: (a) except as set forth in Schedule
3.5 to the Company Disclosure Letter, conflict with or result in the breach of any term or provision of, or constitute a default or give rise to any right of termination, cancellation or acceleration under the Articles of Incorporation or Bylaws of the Company, or any material agreement (including, without limitation, any loan agreements or promissory note), indenture or instrument to which the Company is a party or by which the Company is bound; (b) except as set forth in Schedule 3.5 to the Company Disclosure Letter, result in the creation or imposition of any Encumbrance on any of the property of the Company;
(c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company; or (d) require on the part of the Company or Stockholder, as of the date hereof, the approval, consent, waiver, authorization or act of, or the making by the Company or Stockholder of any declaration, filing or registration with, any third party or any Governmental Body, except: (i) for the filing of the Articles of Merger with the Arizona Corporation Commission and the publication thereof as required by the ABCA, (ii) as set forth in Schedule 3.5 to the Company Disclosure Letter and (iii) for such other consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and would not materially impair the ability of the Company and Stockholder to perform their respective obligations under this Supplemental Agreement, the Merger Agreement and, in the case of Stockholder, under the Ancillary Agreements to which Stockholder is a party, or prevent the consummation of any of the transactions contemplated hereby or thereby.

          3.6. Financial Statements. Schedule 3.6 to the Company Disclosure Letter contains (a) the audited balance sheet of the Company as of December 31, 1994 and the related audited statements of operations, shareholder's equity and cash flows for the year ended December 31, 1994, together with all related notes and schedules to such financial statements, accompanied by the report thereon of Arthur Andersen LLP, independent public accountants (collectively, the "Company Financial Statements"),
(b) the unaudited balance sheet of the Company and statements of operations, shareholder's equity and cash flows for the year ended December 31, 1993, together with all related notes and schedules thereto (the "Company 1993 Unaudited Financial Statements"), (c) the unaudited balance sheet of the Company and statements of operations, shareholder's equity and cash flows for the year ended December 31, 1995, together with all related notes and schedules thereto (the "Company 1995 Unaudited Financial Statements") and (d) the unaudited balance sheet (the "Balance Sheet") of the Company as of June 30, 1996 (the "Balance Sheet Date") and the related unaudited statements of operations and cash flows for the six-month period then ended, together with all related notes and schedules to such financial statements (collectively, the "Company Interim Financial Statements").

Except as set forth on Schedule 3.6 to the Company Disclosure Letter, the Company Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as may be noted therein, are true and correct and present fairly the financial condition and the results of operations and cash flows of the Company as of the dates and for the periods indicated. Except as set forth in
Schedule 3.6 to the Company Disclosure Letter, the Company 1993 Unaudited Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Company Financial Statements except as may be noted therein, are true and correct and present fairly the results of operations and cash flows of the Company for the period indicated and, when the Company 1993 Unaudited Financial Statements are audited, such audit will yield no substantial deviations from the information contained in the Company 1993 Unaudited Financial Statements. Except as set forth in Schedule
3.6 to the Company Disclosure Letter, the Company 1995 Unaudited Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Company Financial Statements except as may be noted therein, are true and correct and present fairly the results of operations and cash flows of the Company for the period indicated and, except as set forth in Schedule 3.6 to the Company Disclosure Letter, when the Company 1995 Unaudited Financial Statements are audited, such audit will yield no substantial deviations from the information contained in the Company 1995 Unaudited Financial Statements. Except as set forth in Schedule 3.6 to the Company Disclosure Letter, the Company Interim Financial Statements were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the Company Financial Statements except as may be noted therein, are true and correct and present fairly the financial condition and results of operations and cash flows of the Company as of the Balance Sheet Date and for the six-month period then ended, subject to normal year-end audit adjustments.
          3.7. Operations Since Balance Sheet Date. (a) Except as set forth on Schedule 3.7 to the Company Disclosure Letter, since the Balance Sheet Date, there has been:
         (i) no Material Adverse Change with respect to the Company, and no fact or condition exists or is contemplated or threatened which could reasonably be expected to cause such a Material Adverse Change in the future; and

          (ii) no damage, destruction, loss or claim made or filed against the Company (whether or not covered by insurance) or condemnation or other taking which has or could reasonably be expected to have a Material Adverse Effect on the Company.

          (b) Except as set forth in Schedule 3.7 to the Company Disclosure Letter, since the Balance Sheet Date, the Business has been conducted only in the ordinary course and in conformity with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as set forth in Schedule 3.7 to the Company Disclosure Letter, other than in the ordinary course of business consistent with past practice, the Company has not:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company to any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than Permitted Encumbrances) on, any of the assets reflected on the Balance Sheet or any assets acquired after the Balance Sheet Date;

          (ii) cancelled any debts to or claims held by it (including the settlement of any claims or litigation), or waived any rights of material value;
          (iii) created, incurred, assumed or guaranteed any indebtedness for borrowed money or entered into, as lessee, any capitalized leases (as defined in Statement of Financial Accounting Standards No. 13);

          (iv) accelerated or delayed collection of any note or account receivable to a date prior to or beyond the date such collection would have occurred in the ordinary course of business consistent with past practice;

          (v) accelerated or delayed payment of any account payable or other liability of it in advance or beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (vi) allowed the levels of raw materials, supplies, work-in-process, finished goods or other materials included in its inventory to vary in any material respect from levels customarily maintained;

          (vii) granted any bonus or other special compensation or increased the compensation or benefits payable or to become payable to any directors, officers or employees except, in the case of employees, for increases in the normal course of operations consistent with past compensation practice or instituted any increase in or otherwise amended any profit sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan except for increases required by law;

          (viii) sold, assigned or transferred any Intellectual Property or Software or other similar intangible assets, or disclosed any proprietary or confidential information to any Person (other than Parent, its Affiliates and agents);

          (ix) extended credit or permitted any change in credit practices or in the method of maintaining books, accounts or business records;

          (x) declared, set aside or paid any dividend or made any other distribution (whether in cash, stock or other property) in respect of any Company Common Stock or other securities of the Company;

          (xi) purchased, redeemed, called for purchase or redemption or otherwise acquired any shares of Company
     Common Stock or any other securities of the Company;

          (xii)  made any write-down of the value of any
     inventory or write-offs as uncollectible of any notes or accounts receivable;

          (xiii)  made capital expenditures involving

     aggregate payments in excess of $25,000;

          (xiv) except as otherwise contemplated herein, entered into any transaction other than in the ordinary course of business or any transaction (not involving purchases and sales of inventory) including commitments for expenditures in excess of $25,000;

          (xv) made any changes in the accounting methods or practices followed by the Company from those applied in the preparation of the Company Financial Statements and the Company Interim Financial Statements; or

          (xvi) agreed or committed to do or authorized any of the foregoing.

          3.8. No Undisclosed Liabilities. Except as set forth on Schedule 3.8 to the Company Disclosure Letter, the Company is not subject to any liability (including, without limitation, unas serted claims, whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the Balance Sheet, other than liabilities of the same nature as those set forth in the Balance Sheet and the notes thereto and reasonably incurred in the ordinary course of its business consistent with past practice after the Balance Sheet Date.

          3.9. Taxes. (a) Except as set forth in Schedule 3.9 to the Company Disclosure Letter:

          (i) all Tax Returns, required to be filed by or on behalf of the Company prior to the Closing Date have been or will be timely filed and such Tax Returns as so filed are or will be complete and accurate and disclose all Taxes required to be paid for the periods covered thereby;

          (ii) no extension of time in which to file any such Tax
     Returns is in effect or has been requested;

          (iii) all Taxes for which the Company is liable relating to any period ending on or prior to the Closing
     Date shall have been paid or, if not yet due and payable, properly accrued for as of the Closing Date;

          (iv) all Taxes for which the Company is liable for periods beginning before and ending on or after the Closing Date have been paid as required by law in a timely manner or, if not yet due and payable, have been properly accrued for;

          (v) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or will be paid to the proper Governmental Body;

          (vi) there are no Tax liens (except for liens relating to current Taxes not yet due) on any property of the Company and no basis exists for any such liens;

          (vii) no audit of any kind has been conducted with respect to any Tax Return by an appropriate Taxing authority;

          (viii) all deficiencies which have been asserted as a result of such examinations have been fully paid or finally settled, and no issue has been raised in any such examination which, by application of similar principles, reasonably would be expected to result in assertion of a deficiency for any other year not so examined;

          (ix) the Company has not executed or entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or any similar provision of state, local or foreign law;

          (x) there are no outstanding agreements or waivers extending the statutes of limitations with respect to the assessment of any Tax and no such agreements or waivers have been requested;

          (xi) the Company has not incurred any liability with respect to Taxes based upon income, operations, purchases, sales, payroll, licenses, compensation, business, capital stock or surplus, properties or assets except in the ordinary course of business, or any liabilities for interest or penalties with respect to the foregoing; and

          (xii) there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company and no basis exists therefor.

          (b) Except as set forth in Schedule 3.9 to the Company Disclosure Letter, as a result of the Merger, none of the Company, Surviving Corporation or Parent will be obligated to make a payment to an individual employed by the Company that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.
          (c) For any taxable period as to which the relevant statute of limitations will not have expired as of the Closing Date, the Company has not been a member of an affiliated group (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) or filed Tax Returns with a group of corporations filing a combined, consolidated or unitary income Tax Return.
          (d)  The Company has made a valid election under
Section 1362 of the Code to be treated as an "S corporation" and has at all times since the date it was organized qualified as an "S corporation" for purposes of Subchapter S of the Code.
          (e) Except as set forth in Schedule 3.9 to the Company Disclosure Letter, with respect to all states which for state tax purposes allow a corporation to be treated as an "S corporation" or similar entity entitled to special tax treatment, all elections for such treatment have been properly and validly made in such states and the Company has maintained compliance at all times with all applicable qualifications and filing procedures for such treatment.
          (f) The Company will not be subject to tax under
Section 1374 of the Code with respect to the transactions contemplated by the Merger Agreement and this Supplemental Agreement.
          3.10. Availability of Assets and Legality of Use. Except as set forth in Schedule 3.10 to the Company Disclosure Letter, the assets owned or leased by the Company or which the Company is entitled to use under license or other agreements, constitute all the assets used by the Company in the conduct of the Business (including, but not limited to, all books, records, hardware, computers, data processing systems and Software), and the tangible assets owned or leased by the Company are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which they are intended. Schedule 3.10 to the Company Disclosure Letter also sets forth a description of all material services provided by Stockholder or any of his Affiliates to the Company utilizing either (i) assets not owned by the Company as of the Effective Time or (ii) Persons not listed in Schedule 3.20(d) to the Company Disclosure Letter, and the manner in which the costs of providing such services have been charged to the Company. Except as set forth on Schedule 3.10 to the Company Disclosure Letter,
(a) to the Company's and Stockholder's knowledge, all such assets and their uses conform in all material respects to all applicable laws, regulations, rules, ordinances, codes, licenses, franchises and permits (including, without limitation, all electrical, building, zoning, environmental and occupational safety and health Requirements of Law), and (b) no written notice of any existing violation of any of such matters relating to such assets or their use has been received by the Company or Stockholder.
          3.11. Governmental Permits. The Company owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"), except where the failure to own, hold or possess any such Governmental Permit would not have a Material Adverse Effect on the Company.
Schedule 3.11 to the Company Disclosure Letter sets forth a list of each Governmental Permit, except for such incidental licenses, permits and other authorizations which would be readily obtainable by any qualified applicant without undue burden in the event of any lapse, termination, cancellation or forfeiture thereof. Complete and correct copies of all of the Governmental Permits have been delivered or made available to Parent by the Company.

          Except as set forth in Schedule 3.11 to the Company Disclosure Letter, (i) the Company has fulfilled and performed its obligations under each of the Governmental Permits, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect the rights of the Company under any such Governmental Permit; (ii) no notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by, or is known to, the Company or Stockholder; and (iii) each of the Governmental Permits is valid, subsisting and in full force and effect and will continue in full force and effect after the Effective Time, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any Governmental Body.
          3.12. Real Property. The Company does not own any real property and there does not exist any option or right to purchase held by the Company to acquire any real property.
          3.13. Real Property Leases. Schedule 3.13 to the Company Disclosure Letter sets forth a list of each lease or similar agreement (with each such listed lease or similar agreement attached thereto) under which the Company is lessee of, or holds or operates, any real property owned by any third party. Except as set forth on Schedule 3.13 to the Company Disclosure Letter, there are no subleases, tenancies or other rights of occupancy affecting all or any part of such leases. The Company has the right to quiet enjoyment of the premises described in any lease identified on such Schedule for the full term of each such lease or similar agreement (and any renewal option related thereto) relating thereto, and the leasehold or other interest of the Company therein is not subject or subordinate to any Encumbrance held by Persons claiming by, through or under the Company, except for Permitted Encumbrances.
          3.14. Condemnation. To the knowledge of the Company and Stockholder, neither the whole nor any part of any real property listed on Schedule 3.13 to the Company Disclosure Letter is subject to any pending suit for condemnation or other taking by any public authority and, to the knowledge of the Company and Stockholder, no such condemnation or other taking is threatened or contemplated.
          3.15. Personal Property. Schedule 3.15 to the Company Disclosure Letter contains a list as of June 30, 1996 of all machinery, equipment, vehicles, furniture and other personal property owned by the Company having an original cost of $20,000 or more.
          3.16. Personal Property Leases. Schedule 3.16 to the Company Disclosure Letter contains a list of each lease or other agreement or right, whether written or oral, under which the Company is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party, except for any such lease, agreement or right that is terminable by the Company without penalty or payment on notice of 30 days or less, or which involves the payment by the Company of rentals of less than $25,000 per year. A true and complete copy of each lease listed on Schedule 3.16 to the Company Disclosure Letter has been delivered to Parent.

          3.17.  Intellectual Property; Software.  (a)
Schedule 3.17 to the Company Disclosure Letter contains a list of all Copyrights, Patent Rights and Trademarks (including all assumed or fictitious names currently used or used within the past five years by the Company) owned by, licensed to or used by the Company.

          (b) Schedule 3.17 to the Company Disclosure Letter contains a list of all Software owned by, licensed to or used by the Company provided, that Schedule 3.17 to the Company Disclosure Letter does not list Software that is available in consumer retail stores and subject to "shrink-wrap" license agreements.
          (c) Schedule 3.17 to the Company Disclosure Letter contains a list of all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate to (i) any Copyrights, Patent Rights or Trademarks listed in Schedule 3.17 to the Company Disclosure Letter, (ii) any Trade Secrets owned by, licensed to or used by the Company or (iii) any Software listed in Schedule 3.17 to the Company Disclosure Letter.
          (d) Except as disclosed in Schedule 3.17 to the Company Disclosure Letter, the Company either: (i) owns the entire right, title and interest in and to the Intellectual Property and Software listed in Schedule 3.17 to the Company Disclosure Letter, free and clear of any Encumbrance; or (ii) has the perpetual, royalty-free right to use the same.
          (e) Except as disclosed in Schedule 3.17 to the Company Disclosure Letter: (i) all registrations for Copyrights, Patent Rights and Trademarks identified in Schedule 3.17 to the Company Disclosure Letter as being owned by the Company are valid and in force, and all applications to register any unregistered Copyrights, Patent Rights and Trademarks so identified are pending and in good standing, all without challenge of any kind;
(ii) the Intellectual Property owned by the Company is valid and enforceable; (iii) the Company has the sole and exclusive right to bring actions for infringement or unauthorized use of the Intellectual Property and Software owned by it, and to the knowledge of the Company and Stockholder, there is no basis for any such action; (iv) the Company has taken all actions reasonably necessary to protect, and where necessary register, its Copyrights, Trademarks, Software, Patent Rights or Trade Secrets; and (v) the Company is not in breach of any agreement affecting Intellectual Property or Software. Correct and complete copies of: (x) registrations for all registered Copyrights, Patent Rights and Trademarks identified in Schedule
3.17 to the Company Disclosure Letter as being owned by the Company; and (y) all pending applications to register unregistered Copyrights, Patent Rights and Trademarks identified in Schedule 3.17 to the Company Disclosure Letter as being owned by the Company (together with any subsequent correspondence or filings relating to the foregoing) have been delivered or made available to Parent by the Company.
          (f) Except as set forth in Schedule 3.17 to the Company Disclosure Letter: (i) no infringement of any Intellectual Property of any Person has occurred or results in any way from the operations of the Business; (ii) the Company has not received any claim of any infringement of any Intellectual Property of any other Person in respect of the operations of the Business; (iii) the Company has not received any claim of invalidity of any Copyright, Trademark, Patent Right, Trade Secret or Software against the Company; (iv) no proceedings are pending, or to the knowledge of the Company or Stockholder threatened which challenge the validity, ownership or use of any Intellectual Property or Software used by the Company; (v) neither the Company nor Stockholder has had notice of, or knowledge of any basis for, a claim against the Company that the operations, activities, products, Software, equipment, machinery or processes of the Business infringe any Intellectual Property of any other Person; and (vi) no violation of any Software license agreement (including "shrink-wrap" license agreements relating to Software that is available in consumer retail stores) has occurred or results in any way from the operations of the Business.
          (g) Except as disclosed in Schedule 3.17 to the Company Disclosure Letter:
          (i) the Software owned by, licensed to or used by the Company (excluding Software that is available in consumer retail stores and subject to "shrink-wrap" license agreements) is not subject to any transfer, assignment, site, equipment, or other operational limitations;
          (ii) the Company has maintained and protected the Software that it owns (the "Owned Software") with appropriate confidentiality and non-disclosure agreements and such other measures as are necessary to protect the proprietary, trade secret or confidential information contained therein;
          (iii) the Owned Software has been registered or is eligible for protection and registration under applicable copyright law and has not been forfeited to the public domain;
          (iv) the Company has copies of all releases or separate versions of the Owned Software so that the same may be subject to registration in the United States Copyright Office;
          (v) the Company has complete and exclusive right, title and interest in and to the Owned Software;
          (vi) the Company has developed the Owned Software through its own efforts and for its own account without the aid or use of any consultants, agents, independent contractors or Persons (other than Persons that are employees of the Company);
         (vii) the Owned Software does not infringe any Intellectual Property of any other Person;

          (viii) any Owned Software includes the source code;

          (ix) there are no agreements or arrangements in effect with respect to the marketing, distribution, licensing or promotion of the Owned Software by any other Person;

          (x) the Owned Software complies with all applicable
     Requirements of Laws relating to the export or reexport of the same; and

          (xi) the Owned Software may be exported or reexported to all countries without the necessity of any license, other than to those countries specified as prohibited destinations pursuant to applicable regulations of the U.S. Department of Commerce and/or the United States State Department.

          (h) Except as disclosed in Schedule 3.17 to the Company Disclosure Letter, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) of all right, title and interest in such material.

          3.18. Accounts Receivable. All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of its business. All accounts receivable reflected in the Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the Balance Sheet; and all accounts receivable to be reflected on the books and records of the Company as of the Effective Time, taken as a whole, will be good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts, which allowances will be determined on a basis consistent with the basis used in determining the allowances for doubtful accounts reflected in the Balance Sheet.

         3.19.  Title to Assets.  Except as set forth on Schedule
3.19 to the Company Disclosure Letter, the Company has good title to all of its tangible assets reflected on the Balance Sheet or thereafter acquired (except those sold or otherwise disposed of in the ordinary course of business consistent with past practice), free and clear of all Encumbrances except Per mitted Encumbrances.

         3.20.  Employees and Related Agreements; ERISA.

          (a) Compensation Arrangements. Schedule 3.20(a) to the Company Disclosure Letter sets forth a true and complete list of each of the following to which the Company is a party or by which it is bound or pursuant to which it may be required to make any payment at any time:
          (i) other than for the plans set forth in Schedule 3.20(b) to the Company Disclosure Letter, each retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, vacation or holiday pay, hospitalization or other medical, disability, life or other insurance, or other welfare, retiree welfare or benefit plan, policy, trust, understanding or arrangement of any kind, whether written or oral (the "Non-ERISA Plans"); and
          (ii) other than the Non-ERISA Plans and other than those described in Section 3.20(b), each employee collective bargaining agreement and each agreement, commitment, understanding, plan, policy or arrangement of any kind, whether written or oral, with or for the benefit of any current or former officer, director, employee or consultant (including, without limitation, each employment, compensation, deferred compensation, severance, supplemental pension, life insurance, termination or consulting agreement or arrangement and any agreements or arrangements associated with a change in control) (the "Compensation Commitments").

True and complete copies of all written Non-ERISA Plans and Compensation Commitments and of all related insurance and annuity policies and contracts and other documents with respect to each Non-ERISA Plan and Compensation Commitment have been delivered or made available to Parent by the Company. Schedule 3.20(a) to the Company Disclosure Letter contains a true and complete description of all oral Non-ERISA Plans and Compensation Commitments. Except as set forth in Schedule 3.20(a) to the Company Disclosure Letter, no payments will be triggered as a result of the transactions contemplated by this Supplemental Agreement or the Merger Agreement for which Parent or the Company will bear any liability. The termination of employment of any employee of the Company after the Closing will not require the payment pursuant to any Non-ERISA Plan or any Compensation Commitment of any amount which would not be deductible under
Section 280G of the Code.

          (b)  Company Plans.

          (i) Schedule 3.20(b) to the Company Disclosure Letter sets forth a true and complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) and each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) covering any employee or former employee of the Company (the "Welfare Plans") (collectively the "Plans"). Except as disclosed on
     Schedule 3.20(b) to the Company Disclosure Letter: (A) the Company has never maintained any employee pension benefit plan, and (B) the Company has never been required to contribute to any "multiemployer plan" (as such term is defined in Section 3(37) of ERISA).

          (ii) The Company has delivered or made available to Parent, with respect to each Plan, correct and complete copies, where applicable, of (A) all Plan documents and amendments, trust agreements and insurance and annuity contracts and policies, (B) the most recent Internal Revenue Service determination letter, (C) the Annual Reports (Form 5500 Series) and accompanying schedules, as filed, for the most recently completed Plan year, and (D) the current and most recent summary plan description.

          (iii) Except as set forth in Schedule 3.20(b) to the Company Disclosure Letter, each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such Plan is so qualified under the Code as amended to the date hereof; and to the knowledge of the Company and Stockholder, no circumstance exists which might cause such Plan to cease being so qualified.

          (c) Compliance With Law; Controlled Group Liabilities. Each Plan complies, and has been administered to comply, in all material respects with all requirements of law and regulations applicable thereto, and there has been no notice issued by any governmental authority questioning or challenging such compliance. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Company's or Stockholder's knowledge, threatened involving such Plans or the assets of such Plans. The Company has no obligations under any of the Welfare Plans or otherwise to provide health or death benefits to or in respect of former employees, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA. The Company has no material liability of any kind whatsoever, whether direct, indirect, contingent or otherwise, on account of (i) any violation of the health care requirements of Part 6 of Title I of ERISA or Section 4980B of the Code, (ii) under Section 502(i) or Section 502(l) of ERISA or
Section 4975 of the Code, (iii) under Section 302 of ERISA or
Section 412 of the Code or (iv) under Title IV of ERISA.
          (d) Schedule 3.20(d) to the Company Disclosure Letter contains: (i) a list of all employees or commission salespersons of the Company as of July 12, 1996; (ii) the current annual base compensation (excluding commissions and bonuses) of, and a description of the fringe benefits (other than those generally available to employees of the Company) provided by the Company to any such employees or salespersons; (iii) a list of all former employees or commission salespersons of the Company who have terminated their relationship with the Company since July 12, 1995 and (iv) a list of all present employees or commission salespersons of the Company whose current annual compensation (including base compensation, commissions and bonuses) is at least $30,000 and who have given notice of their intention to terminate their relationship with the Company. The Company has not paid any commissions or bonuses except pursuant to its commissions and bonus plans, copies of which have been delivered to Parent.
          (e) Except as set forth in Schedule 3.20(e) to the Company Disclosure Letter, (i) to the knowledge of the Company and Stockholder, the Company is not involved in any transaction or other situation with any employee, officer, director or Affiliate of the Company which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of the Company, and (ii) there are no situations with respect to the Business which involved or involve (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) to the knowledge of the Company and Stockholder, any investigation by the SEC or any Governmental Body.
         3.21.  Employee Relations.  Except as set forth in
Schedule 3.21 to the Company Disclosure Letter, the Company has complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. The Company is in compliance with the requirements of the Workers Adjustment and Retraining Notification Act and has no liabilities pursuant thereto. The Company believes that its relations with its employees are satisfactory. The Company is not a party to, or affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining. The Company is not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of the Company. Schedule 3.21 to the Company Disclosure Letter sets forth a description of any union organizing or election activities involving any non-union employees of the Company which have occurred since January 1, 1993 or, to the knowledge of the Company and Stockholder, are threatened as of the date hereof.
          3.22. Contracts. Except as set forth on Schedule 3.22 to the Company Disclosure Letter or any other Schedule thereto, the Company is not a party to or bound by:
          (a) any contract for the purchase or sale of real property or any option to purchase or sell real property;
          (b) any contract for the sale of goods or services which the Company reasonably anticipates will involve the payment of more than $100,000 in 1996 or which extends beyond December 31, 1997;
          (c) any contract which is material to the Company for the purchase, licensing or development of Intellectual Property, Software or computer hardware, data or databases;
          (d)  any consignment, distributor, dealer,
     manufacturers representative, sales agency, advertising representative or advertising or public relations contract which the Company reasonably anticipates will involve the payment of more than $25,000 in 1996;
          (e) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates of the Company or others;
          (f) any agreement which provides for, or relates to, the incurrence by the Company of debt for borrowed money (including, without limitation, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing);
          (g)  any joint venture, partnership or other
     arrangement involving a sharing of profits involving the
     Company;
          (h) any agreement limiting the ability of the Company to engage in any business anywhere in the world;
          (i)  any contract not made in the ordinary course; or
          (j) any other contract, agreement, commitment, understanding or instrument which is material to the Company or to the Business.
         3.23.  Status of Contracts.  Except as set forth in
Schedule 3.23 to the Company Disclosure Letter or in any other Schedule thereto, each of the leases, contracts and other agreements listed in Schedules 3.13, 3.16, 3.17, 3.20 and 3.22 to the Company Disclosure Letter (collectively, the "Material Contracts") constitutes a valid and binding obligation of the Company and is in full force and effect and (except as set forth in Schedule 3.5 to the Company Disclosure Letter and except for those Material Contracts which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each of the Material Contracts, and the Company is not in, or, to the knowledge of the Company and Stockholder alleged to be in, breach or default under, nor is there or is there, to the knowledge of the Company and Stockholder, alleged to be any basis for termination of, any of the Material Contracts and to the knowledge of the Company and Stockholder, no other party to any of the Material Contracts has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or by any such other party. The Company is not currently renegotiating any of the Material Contracts or paying liquidated damages in lieu of performance thereunder. None of the Material Contracts contains terms unduly burdensome to the Company or is harmful to the Business. Complete and correct copies of each of the Material Contracts have been delivered or made available to Parent by the Company.

          3.24. No Violation, Litigation or Regulatory Action. Except as set forth on Schedule 3.24 to the Company Disclosure
Letter:
          (a) To the knowledge of the Company and Stockholder, the Company has complied with all laws, regulations, rules, writs, injunctions, ordinances, franchises, decrees, stipulations, awards or orders of any Governmental Body which are applicable to the Company;
          (b) No notice has been served upon the Company by any Governmental Body or other Person of any violation of any Requirements of Law or calling attention to the necessity of any work, repairs, new construction, installation or alteration of any real or personal property owned, leased or used by the Company;
          (c)  There are no lawsuits, claims, suits or
proceedings pending or, to the knowledge of the Company or Stockholder, threatened against the Company or investigations pending regarding the Company or the Business nor, to the knowledge of the Company or Stockholder, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending or contemplated in which the Company is the plaintiff or claimant; and

          (d) There is no action, suit or proceeding pending or, to the knowledge of the Company or Stockholder, threatened which questions the legality or propriety of the transactions contemplated by this Supplemental Agreement, the Merger Agreement or the Ancillary Agreements.

          3.25. Insurance. (a) The Company has delivered to or made available to Parent:

          (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time preceding the date of this Agreement;

          (ii)  true and complete copies of all pending
     applications for policies of insurance; and

          (iii) any statement by the accountant of the Company's financial statements with regard to the adequacy of coverage or of the reserves for claims.
          (b) Schedule 3.25 to the Company disclosure letter describes:
          (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;
          (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and
          (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.
          (c) Schedule 3.25 to the Company disclosure letter sets forth, by year, for the current policy year and each of the three preceding policy years:
          (i) a summary of the loss experience under each policy in excess of $5,000; and
          (ii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.
          (d) Except as set forth on Schedule 3.25 to the Company disclosure letter:
          (i) All policies to which the Company is a party or that provide coverage to Stockholder, the Company, or any director or officer of the Company:
          (A) to the knowledge of the Company and Stockholder, are valid, outstanding, and enforceable;
          (B) to the knowledge of the Company and Stockholder, are issued by an insurer that is financially sound and reputable;
         (C) taken together, provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed, based on coverages maintained by similar businesses in similar geographical areas;

           (D)  are sufficient for compliance with all
               Requirements of Law and Contracts to which the Company is a party or by which it is bound;

                    (E)  will continue in full force and effect
               following the consummation of the Effective Time;
               and
          (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Company.
          (ii) To the knowledge of the Company and Stockholder, neither the Company nor Stockholder has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder in connection with any policy of the Company;

          (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof; and

          (iv) To the knowledge of the Company and Stockholder, the Company has given notice to the insurer of all claims as to which it has notice that may be insured thereby.

          3.26. Environmental Protection. (a) The Company is in compliance in all material respects with all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations, guidelines or any binding determinations of any Governmental Body (including consent decrees and administrative orders) relating to protection of the environment or public or worker health and safety (collectively, "Environmental Laws").

          (b) There has been no Release by the Company of any Contaminant on, in, under or from any Facility now or previously owned, operated or leased by the Company that would violate any Environmental Law and would have a Material Adverse Effect on the Company.

          (c) The Company is not subject to the environmental liabilities of any third party, whether by contractual agreement or operation of law.

          (d) Schedule 3.26 to the Company Disclosure Letter sets forth a true and complete list of each Facility previously owned, operated or leased by the Company.

          3.27.  Customers and Suppliers.  Set forth on Schedule
3.27 to the Company Disclosure Letter is a list of the names and addresses of the ten largest suppliers (measured by dollar volume of purchases and sales) of the Company during 1995. The Company has no customers that account for 1% or more of its sales.
Except as set forth in Schedule 3.27 to the Company Disclosure Letter, (i) there exists no actual or, to the knowledge of the Company and Stockholder, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any customer or supplier listed on Schedule 3.27 to the Company Disclosure Letter and (ii) there exists no present condition or state of facts or circumstances involving customers, suppliers or sales representatives which the Company can reasonably foresee would have a Material Adverse Effect on the Company.

         3.28.  Stockholder's Assets.   Except as set forth on
Schedule 3.28 to the Company Disclosure Letter, neither Stockholder nor any Affiliate (including spouses, children and other relatives) of Stockholder or of the Company has, or since January 1, 1994 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Business.

          3.29. No Finder. The Company has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Supplemental Agreement, the Merger Agreement and the Ancillary Agreements.

          3.30. Transactions with Affiliates. Except as set forth on Schedule 3.30 to the Company Disclosure Letter, neither Stockholder nor any Affiliate (including spouses, children and other relatives) of Stockholder or Company owns, or since January 1, 1994 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the ordinary course with the Company at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with the Company in any market presently served by the Company. Except as set forth on Schedule 3.30 to the Company Disclosure Letter, neither Stockholder nor any Affiliate (including spouses, children and other relatives) of Stockholder or of the Company is a party to any contract with, or has any claim or right against, the Company.

          3.31. Pooling of Interests; Reorganization. (a) To the knowledge of the Company and Stockholder, after due investigation:

          (i) the Company is autonomous and has not been a subsidiary or division of another corporation within two years before the Merger is expected to be consummated;

          (ii) the Company has not changed the equity interest of its voting capital stock in contemplation of effecting the Merger;

          (iii) except as set forth in Schedule 3.31 to the Company Disclosure Letter, within the two years immediately preceding the date of this Supplemental Agreement, the Company has not issued any capital stock, granted any Person the right to acquire capital stock, or made any distributions with respect to Company Common Stock other than normal distributions of dividends and issuance of stock options in the normal course of business;

          (iv) the Company has not reacquired shares of its voting capital stock for purposes of the Merger;

          (v) except as set forth in Schedule 3.31 to the Company Disclosure Letter, within the two years immediately preceding the date of this Supplemental Agreement, the Company has not redeemed or otherwise acquired any outstanding shares of its capital stock;

          (vi) the Company has not disposed of a significant portion of its assets during the two years prior to the Merger in contemplation thereof; and

          (vii) the Company has not taken any other action or failed to take any other action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes.

          (b) To the knowledge of the Company and Stockholder, the Company has not taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          3.32. State Anti-takeover Law. Neither Chapter 23 of the ABCA nor, to the knowledge of the Company and Stockholder, any other "fair price" or "control share acquisition" statute or other similar statute or regulation is applicable to the Merger, this Supplemental Agreement, the Merger Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby.
         3.33.  Books and Records.  Except as set forth in
Schedule 3.33 to the Company Disclosure Letter, the books of account, minute books, stock record books, and other records of the Company specifically requested by Parent or its representatives, all of which have been, or prior to the Closing Date will be, made available to Parent, are complete and correct in all material respects. Except as set forth in Schedule 3.33 to the Company Disclosure Letter, the minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing Date, all of those books and records will be in the possession of the Company.

          3.34.  No Violation of Law.   Stockholder has not been
convicted of any criminal wrongdoing (other than minor traffic violations) or of violations of any federal or state securities laws, nor, to the knowledge of Company and Stockholder, has any employee of the Company ever been so convicted.
          3.35. Disclosure. None of the representations or warranties of the Company or Stockholder contained in this Supplemental Agreement, none of the information contained in the Schedules referenced in Article III or Article IV, and none of the other information or documents furnished to Parent or any of its representatives by the Company, Stockholder or their representatives pursuant to the terms of this Supplemental Agreement, is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading in any material respect. To the knowledge of the Company and Stockholder, there is no fact which has, or so far as can be foreseen at this time, could reasonably be expected to have, a Material Adverse Effect with respect to the Company, which has not been set forth or referred to in this Supplemental Agreement or such Schedules.


                           ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF
                           STOCKHOLDER

          Stockholder represents and warrants to Parent as follows:

          4.1. Authority. Stockholder has the legal capacity, power and authority to enter into this Supplemental Agreement and each Ancillary Agreement to which Stockholder is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof. This Supplemental Agreement constitutes and, when executed and delivered by Stockholder, each Ancillary Agreement to which Stockholder is a party will constitute (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto), the valid and binding obligation of Stockholder, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          4.2. Non-Contravention; Required Consents. Except as set forth in Schedule 4.2 to the letter dated and delivered to Parent on the date hereof (the "Stockholder Disclosure Letter"), which relates to this Supplemental Agreement and is designated therein as being the Stockholder Disclosure Letter, neither the execution of this Supplemental Agreement or of any Ancillary Agreement to which Stockholder is a party, by Stockholder, nor the consummation of the Merger or of the other transactions contemplated hereby or thereby (a) will result in the breach of any term or provision of, constitute a default under, or accelerate or change the performance otherwise required under, or result in the creation of any Encumbrance upon any Company Common Stock owned by Stockholder pursuant to, any material agreement (including without limitation any loan agreement or promissory note), indenture, instrument, order, law or regulation to which Stockholder is a party or by which Stockholder is bound or
(b) require the approval, consent, waiver, authorization or act of, or the making by Stockholder of any declaration, filing or registration with any third party or any Governmental Body, except for such approvals, consents, waivers, authorizations, acts, declarations, filings and registrations the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to materially impair the ability of Stockholder to perform his obligations under this Supplemental Agreement.

          4.3. Ownership of Company Common Stock. The residential address of Stockholder is set forth in Schedule 3.3 to the Company Disclosure Letter. Except for the community property interest of his spouse, all of the 100 outstanding shares of Company Common Stock are owned by Stockholder of record and beneficially, free and clear of all Encumbrances (other than restrictions under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder, and state securities laws).

          4.4. Investment Representations. Stockholder is acquiring the shares of Parent Common Stock to be received by Stockholder in the Merger for investment for Stockholder's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Stockholder understands that the shares of Parent Common Stock to be delivered under Section 1.4 have not been registered under the Securities Act and are being issued to Stockholder in reliance upon an exemption therefrom which depends upon, among other things, the bona fide nature of Stockholder's investment intent and the accuracy of the Company's and Stockholder's representations as expressed herein.

          Stockholder is an "accredited investor" as such term is defined in Regulation D promulgated under the Securities Act or Stockholder has knowledge and experience in financial and business matters that Stockholder is capable of evaluation the merits and risks on an investment in Parent Common Stock. Stockholder agrees to provide such information and execute such documents as Parent may reasonably request in order to verify the foregoing. Stockholder acknowledges receipt from Parent of (i) Parent's Prospectus dated March 21, 1996, which is contained in Parent's Registration Statement on Form S-1, Registration No. 333-702, (ii) Parent's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, as filed with the SEC, including the exhibits thereto, and (iii) Parent's Current Report on Form 8 K, dated June 21, 1996, as filed with the SEC, including the exhibits thereto. Stockholder acknowledges that he has been provided an opportunity to ask questions and receive answers from representatives of Parent concerning the terms and conditions of the offering of Parent Common Stock and to obtain any additional information which Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information relating to said offering.

          4.5.   Hart-Scott-Rodino.   Stockholder is the sole
"ultimate parent entity" (as defined in 16 C.F.R.  801.1(a)(3)
(1995)) of Company. The "Person" (as defined in 16 C.F.R. 801.1(a)(1) (1995)) of which Stockholder is included does not have "annual net sales" (as defined in 16 C.F.R. 801.11 (1995)) or "total assets" (as defined in 16 C.F.R. 801.11 (1995)) of $100 million or more.


                            ARTICLE V
              ADDITIONAL AGREEMENTS OF THE PARTIES

          5.1. Ordinary Course. The Company and Stockholder, jointly and severally, covenant that prior to the Closing, without Parent's written consent, the Company and Stockholder shall not:

          (a)  take or authorize any of the actions set forth in
Section 3.7(b);

          (b) issue or sell any shares of the Company's capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, or make any commitment to issue or sell any such shares or securities;

          (c) directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Parent) relating to: (i) the merger or consolidation of the Company with any Person, (ii) the direct or indirect acquisition by any Person of any of the assets of the Company (other than the sale of assets in the ordinary course of business consistent with past practice, not otherwise prohibited by this
Section 5.1), or (iii) the acquisition of direct or indirect beneficial ownership or control of the Company or any securities thereof by any Person; or

          (d) agree or commit to do or authorize any of the foregoing.

          5.2. Access Prior to Closing; Certain Notices. (a) Upon reasonable notice, the Company, each of its directors, officers, agents and employees, and Stockholder shall afford Parent and its representatives (including, without limitation, its independent public accountants, banks or other lenders' representatives and attorneys) reasonable access during regular business hours from the date hereof through the Closing to any and all of the premises, properties, contracts, books, records, data and personnel of the Company or relating to its operations. Parent may contact the customers and vendors of the Company upon prior notice to the Company; provided that the Company shall have the right to participate in all such contacts. The Company, its directors, officers, agents and employees, and Stockholder shall cooperate fully in connection with the foregoing. The Company and Stockholder shall use their respective best efforts to provide to Parent such information and documents concerning the Company as reasonably may be requested and obtained without undue effort or expense. The Company and Stockholder , on the one hand, and Parent and Sub, on the other hand, promptly shall notify the other of any change or event which would reasonably be expected to have or constitute a Material Adverse Effect or Material Adverse Change with respect to the Company or Parent, as the case may be.

          (b) The Company covenants that prior to the Closing the Company will promptly notify Parent of any notice or any pending, threatened or contemplated lawsuit, claim, suit, proceeding or investigation by a Governmental Body which, if existing on the date hereof, would have been disclosable pursuant to Section 3.24(b) or (c).

          5.3. Regulatory and Other Authorizations. (a) Parent, the Company and Stockholder shall act diligently and reasonably, and shall cooperate in good faith with each other, to secure before the Closing Date, each consent, approval or waiver, in form and substance reasonably satisfactory to the Company or Parent, required to be obtained to satisfy the conditions set forth in Article VI; provided that neither the Company, Stockholder, Parent nor Sub shall have any obligation to pay any consideration in order to obtain any such consents or approvals.

          (b) During the period prior to the Closing Date, the Company, Parent and Stockholder shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to satisfy the conditions set forth in Article VI; provided, however, that the Company shall not make any agreement or understanding affecting its assets or the Business as a condition for obtaining any such consents or approvals except with the prior written consent of Parent.

          5.4. Company Financial Statements. The Company shall promptly provide to Parent copies of any financial statements prepared with respect to the Company as of a date or for a period subsequent to that reflected in the Company Interim Financial Statements.

          5.5.   Delivery of Documents.  Subject to the
satisfaction of the conditions to their respective obligations contained in Article VI, the parties shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to Article VII.

          5.6.   Employees; Certain Benefits and Arrangements.
          (a) The Company and Stockholder hereby acknowledge that after the Closing neither Parent nor the Company, as the Surviving Corporation, has any obligation to continue the employment by the Company of any of the employees of the Company, except the employment of Stockholder pursuant to the Employment Agreement and except the employment of Marko Rukavina and John Harbottle pursuant to separate employment agreements.

          (b) The Company agrees to use reasonable efforts to cause Mr. Rukavina to agree to terminate his Compensation Agreement with the Company dated January 3, 1995, upon payment to him from the Company of an amount equal to 10% of the net income of the Company (determined in accordance with such agreement) for the period from January 1, 1996 through the Closing Date. Parent agrees that Company shall pay such amount to Mr. Rukavina within 60 days following the Closing Date.

          (c) The Company agrees to use reasonable efforts to cause Mr. Harbottle to agree to an amendment to his letter agreement with the Company dated January 11, 1996 and statement of Performance Objectives dated May 6, 1996, providing (i) for the payment to him from the Company of $13,000, (ii) that Parent will honor the terms of such agreement from and after the Effective Time to the extent relating to the loan to Mr. Harbottle for moving expenses and (iii) for the elimination, effective as of the Effective Time, of all other obligations of the Company contained therein. Parent agrees that Company shall pay such amount to Mr. Harbottle within 60 days following the Closing Date.

          (d) The Company agrees to use reasonable efforts to terminate, as of the Effective Time, any bonus arrangements with any of its employees other than as set forth in (b) and (c) above and other than its compensation and bonus programs for sales management and sales representatives.

          (e) The Company and Stockholder agree to use reasonable efforts to cause each employee of the Company to enter into a "Proprietary Rights Agreement" no later than two weeks after the Closing Date (or demonstrate that such an agreement is already in effect) which is substantially similar to the Proprietary Rights Agreement Parent requires its employees to sign.

          5.7. Continued Relationships. After the date hereof and through the Closing the Company shall use all reasonable efforts to preserve intact the Business and keep available the services of its officers and employees and maintain good relationships with suppliers, advertising and other customers and others having business relations with the Company.

          5.8. Transfer of Company Common Stock. Stockholder hereby agrees that after the date hereof and through the Closing, without Parent's written consent, Stockholder will not sell, transfer, mortgage, pledge, otherwise dispose of or suffer to be imposed any Encumbrance on any share of Company Common Stock held by him.

          5.9.   Agreement to Vote for the Merger; Waiver of
Appraisal Rights.   Stockholder hereby agrees that after the date
hereof and through the Closing, at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, Stockholder shall vote (or cause to be voted) all shares of Company Common Stock held of record (or beneficially) by such
Stockholder:

          (a) in favor of the Merger and the adoption of the Merger Agreement;

          (b) against any action or agreement that would result in a breach of any covenant, representation or warranty, or any other obligation or agreement, of the Company or Stockholder under this Supplemental Agreement, the Merger Agreement or the Ancillary Agreements; or

          (c) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by this Supplemental Agreement, the Merger Agreement and the Ancillary Agreements):
          (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company;
          (ii) a sale, lease or transfer of a material amount of assets of the Company, a reorganization, recapitalization, dissolution or liquidation of the Company;
          (iii)  any change in the Board of Directors of the
     Company;
          (iv) any change in the present capitalization of the Company or any amendment to the Company's Articles of Incorporation or Bylaws;
          (v)  any change in the Company's corporate structure or
     the Business; or
          (vi) any other action that is intended, or that could reasonably be expected, to impede, interfere with, delay, postpone or discourage, or adversely affect the contemplated economic benefits to Parent of, the Merger and the actions or transactions contemplated by this Supplemental Agreement, the Merger Agreement or the Parent Ancillary Agreements.
          Stockholder further agrees not to enter into any agreement or understanding with any Person prior to the termination of this Supplemental Agreement that is in any manner inconsistent with the covenants of Stockholder set forth in this Supplemental Agreement.
          Stockholder hereby waives such Stockholder's rights of appraisal under the ABCA with respect to the Merger and any rights Stockholder may have to pursue a claim against the members of the Company's Board of Directors for breach of fiduciary duty in approving the Merger, the Merger Agreement or this Supplemental Agreement.
          5.10.  Compliance with the Securities Act; Pooling of
Interests.   (a) Stockholder hereby agrees not to (i) sell,
pledge, transfer or otherwise dispose of, or in any other way reduce Stockholder's risk relative to, any shares of Company Common Stock or any shares of Parent Common Stock received by Stockholder in the Merger, except pursuant to an effective registration statement or in compliance with Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act or (ii) sell or in any other way reduce Stockholder's risk relative to any shares of Company Common Stock or any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.
          (b) Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list (reasonably satisfactory to counsel for Parent) identifying each Person other than Stockholder and who, on the Closing Date, may be deemed to be an "affiliate" of the Company, as such term is used in Accounting Series Releases 130 and 135, as amended, of the SEC (the "Company Affiliates"). The Company agrees to use its reasonable best efforts to cause each Company Affiliate to deliver to Parent, on or prior to the Effective Time a written agreement, in the form of Exhibit E hereto, that such Company Affiliate will not sell or in any other way reduce such Company Affiliate's risk relative to any shares of Company Common Stock or any shares of Parent Common Stock received in the Merger (within the meaning of Section 201.01 of the SEC's Financial Reporting Release No. 1) during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.
          (c) Prior to the Effective Time, Parent shall cause to be prepared and delivered to the Company a list (reasonably satisfactory to counsel for the Company) identifying each Person who, on the Closing Date, may be deemed to be an "affiliate" of Parent, as such term is used in Accounting Series Releases 130 and 135, as amended, of the SEC (the "Parent Affiliates").
Parent shall use its reasonable best efforts to cause each Parent Affiliate to deliver to the Company on or prior to the Effective Time a written agreement, in the form of Exhibit F hereto, that such Parent Affiliate will not sell, pledge, transfer or otherwise dispose of, or in any other way reduce such Parent Affiliate's risk relative to, any shares of Parent Common Stock or any shares of Company Common Stock during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.

          5.11. Preserve Accuracy of Representations and Warranties. Between the date hereof and the Closing Date, each of the parties hereto shall refrain from taking any action which would render any of its or his representations or warranties contained in Article II, III, or IV of this Supplemental Agreement inaccurate as of the Closing Date. Each party shall promptly notify the others of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Supplemental Agreement, the Merger Agreement or the Ancillary Agreements.

          5.12. Pooling of Interests; Reorganization. During the period from the date of this Supplemental Agreement through the Effective Time, unless the other parties hereto shall otherwise agree in writing, none of Parent or any of its Subsidiaries or the Company shall (i) knowingly take or fail to take any action which action or failure would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes or (ii) knowingly take or fail to take any action which action or failure would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

          5.13.  Notification by the Parties of Certain Matters.
          (a) During the period prior to the Closing Date, the Company will promptly advise Parent in writing of (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Supplemental Agreement, the Merger Agreement and the Ancillary Agreements, and
(ii) any default by the Company or Stockholder under this Supplemental Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date.
          (b) During the period prior to the Closing Date, Parent will promptly advise the Company and Stockholder in writing of (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Supplemental Agreement, the Merger Agreement and the Ancillary Agreements, and (ii) any default by Parent under this Supplemental Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date.
          5.14. Necessary Actions. Parent, Sub, the Company and Stockholder shall use all reasonable efforts to effect the Merger as promptly as possible after the date hereof.
          5.15. Further Assurances. At any time and from time to time at or after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.


                           ARTICLE VI
                      CONDITIONS TO CLOSING

          6.1. Conditions to Each Party's Obligation to Close. The respective obligations of each party hereto under this Supplemental Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived, in writing, by the parties hereto:

         (a) There shall not have been instituted or be pending, or threatened, any suit, action or proceeding by any Governmental Body as a result of this Supplemental Agreement, the Merger Agreement, the Ancillary Agreements or any of the transactions contemplated hereby or thereby which, if such Governmental Body were to prevail, would reasonably be expected to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

          (b) All authorizations, consents, orders, declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental Body, which the failure to obtain, make or occur would have the effect of making the Merger or any of the transactions contemplated hereby illegal or would have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation), assuming the Merger had taken place, shall have been obtained, shall have been made or shall have occurred.

         (c) No court or other Governmental Body having jurisdiction over the Company or Parent, or any of their respective Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

          6.2. The Company's and Stockholder's Conditions to Close. The obligations of the Company and Stockholder under this Supplemental Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived, in writing, by the Company and Stockholder:
         (a) Parent and Sub shall have performed in all material respects each of their respective agreements contained in this Supplemental Agreement or the Merger Agreement required to be performed at or prior to the Effective Time (other than those contained in Section 5.5), each of the representations and warranties of Parent and Sub contained in this Supplemental Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except to the extent that they expressly relate to an earlier time or as contemplated or permitted by this Supplemental Agreement; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer or its Chief Financial Officer to such effect.

          (b) The Company shall have received an opinion of Arthur Andersen LLP, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:
          (i) The Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to such reorganization within the meaning of Section 368(b) of the Code;
          (ii) No gain or loss will be recognized by Parent or the Company as a result of the Merger;
          (iii)  No gain or loss will be recognized by
     Stockholder upon the exchange of his shares of Company Common Stock solely for shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;
          (iv) The aggregate tax basis of the shares of Parent Common Stock received solely in exchange for shares of Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of the shares of Company Common Stock exchanged therefor;
          (v) The holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the holding period of the shares of Company Common Stock exchanged therefor, provided such shares of Company Common Stock were held as capital assets by Stockholder at the Effective Time; and
          (vi) In the event that Stockholder receives cash in lieu of a fractional share of Parent Common stock, Stockholder will recognize gain or loss equal to the difference, if any, between Stockholder's tax basis in such fractional share (as described in clause (iv) above) and the amount of cash received.

          In rendering such opinion, Arthur Andersen LLP may receive and rely upon representations contained in a certificate of the Company, a certificate of Parent and a certificate from Stockholder.

          (c) The Company shall have received an opinion from Sidley & Austin, dated the Effective Time, substantially to the effect that:

          (i) Parent is duly incorporated, validly existing and in good standing under the laws of the State of Delaware;

          (ii) Parent has corporate power and authority to enter into this Supplemental Agreement, the Merger Agreement and the Parent Ancillary Agreements, and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof;

          (iii) The execution, delivery and performance by Parent of this Supplemental Agreement, the Merger Agreement and the Parent Ancillary Agreements, and the actions to be taken by Parent contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Parent and no other corporate proceedings on the part of Parent are necessary with respect hereto or thereto;

          (iv) The execution, delivery and performance by Parent of this Supplemental Agreement, the Merger Agreement, the Registration Rights Agreement and the Pledge Agreement will not violate the Certificate of Incorporation or Bylaws of Parent;

          (v) The shares of Parent Common Stock being issued pursuant to the Merger Agreement are duly authorized, and, when issued in accordance with the terms of the Merger
     Agreement will be validly issued, fully paid and nonassessable; and

          (vi) The Parent Rights associated with the shares of Parent Common Stock being issued pursuant to the Merger Agreement will be legally issued when such Parent Rights are issued in accordance with the terms of the Parent Rights Agreement and such shares of Parent Common Stock have been validly issued as set forth in clause (v) above.

          In rendering such opinion, Sidley & Austin may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

          (d) The Company shall have received an opinion from Osborn Maledon, P.A., dated the Effective Time, substantially to the effect that:

          (i) Each of this Supplemental Agreement, the Merger Agreement, the Registration Rights Agreement and the Pledge Agreement (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto) constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (ii) Sub is duly incorporated, validly existing and in good standing under the laws of the State of Arizona;

          (iii) Sub has corporate power and authority to enter into this Supplemental Agreement and the Merger Agreement, and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof;

          (iv) The execution, delivery and performance by Sub of this Supplemental Agreement and the Merger Agreement, and the actions to be taken by Sub contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Sub and no other corporate proceedings on the part of Sub are necessary with respect hereto or thereto; and

          (v) Each of this Supplemental Agreement and the Merger Agreement (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto) constitutes the valid and binding obligation of Sub, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
          In rendering such opinion, Osborn Maledon, P.A. may rely as to matters of fact upon the representations contained herein and in certificates of officers of Parent and Sub delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the State of Arizona and the federal laws of the United States of America.

          (e) Parent shall have obtained the approval, consent, waiver, authorization or act of each Person set forth in Schedule
2.4 to the Parent Disclosure Letter (other than the Governmental Bodies referred to in Section 6.1(c)) whose approval, consent, waiver, authorization or act shall be required in connection with the transactions contemplated hereby, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

          (f) The Company shall have received the written agreements from the Parent Affiliates described in Section
5.10(c).

          (g) Since the date of this Supplemental Agreement, there shall have been no Material Adverse Change with respect to Parent; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer or its Chief Financial Officer to such effect.

          (h) The parties thereto shall have entered into the Ancillary Agreements.

          6.3. Parent's Conditions to Close. The obligations of Parent under this Supplemental Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of any such conditions may be waived, in writing, by Parent:

          (a) The Company and Stockholder shall have performed in all material respects each of their respective agreements contained in this Supplemental Agreement or the Merger Agreement required to be performed at or prior to the Effective Time (other than those contained in Section 5.5), each of the representations and warranties of the Company and Stockholder contained in this Supplemental Agreement that is qualified by materiality shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time and each of such representations and warranties that is not so qualified shall be true and correct in all material respects at and as of the Effective Time as if made at and as of the Effective Time, in each case except to the extent that they expressly relate to an earlier time or as contemplated or permitted by this Supplemental Agreement; and Parent shall have received (i) a certificate signed on behalf of Parent by its Chief Executive Officer or its Chief Financial Officer to such effect and (ii) a certificate signed by Stockholder to such effect.

          (b)  Parent shall have received the opinion of Arthur
Andersen LLP described in Section 6.2(b).

          (c) Parent shall have received an opinion from Fennemore Craig, P.C., dated the Effective Time, substantially to the effect that:

          (i) The Company is duly incorporated, validly existing and in good standing under the laws of the State of Arizona;

          (ii) The authorized capital stock of the Company is as set forth in Section 3.3 to the Supplemental Agreement; each of the outstanding shares of capital stock of the Company has been duly authorized and is validly issued, fully paid and non-assessable; none of the outstanding shares of capital stock of the Company has been issued in violation of, or is subject to, any preemptive or subscription rights;

          (iii) The Company has corporate power and authority to enter into this Supplemental Agreement and the Merger
     Agreement, and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof;

          (iv) The execution, delivery and performance by the Company of this Supplemental Agreement and the Merger Agreement, and the actions to be taken by the Company contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary with respect hereto or thereto;

          (v) Each of this Supplemental Agreement and the Merger Agreement (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto) constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

          (vi) The execution and performance by the Company of this Supplemental Agreement and the Merger Agreement will not violate the articles of incorporation or bylaws of the Company;

          (vii) Except for the community property interest of his spouse, all of the outstanding shares of Company Common Stock are owned by Stockholder of record and, to the knowledge of such counsel, beneficially, free and clear of all Encumbrances (other than restrictions under the Securities Act and the rules and regulations thereunder, and state securities laws);

          (viii) Stockholder has the power and authority to enter into this Supplemental Agreement and each Ancillary Agreement to which Stockholder is a party, to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions hereof and thereof; and

          (ix) Each of this Supplemental Agreement, the Registration Rights Agreement and the Pledge Agreement constitutes (assuming their due and valid authorization, execution and delivery by the other parties thereto and their validity and binding effect upon the other parties thereto), the valid and binding obligation of Stockholder, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          In rendering such opinion, Fennemore Craig may rely as to matters of fact upon the representations contained herein and in certificates of officers of the Company delivered to such counsel and certificates of public officials. Such opinion may state that it is limited to the laws of the State of Arizona and the federal laws of the United States of America.

          (d) The Company or Stockholder, as the case may be, shall have obtained the approval, consent, waiver, authorization or act of each Person set forth in Schedule 3.5 to the Company Disclosure Letter and in Schedule 4.2 to the Stockholder Disclosure Letter (other than the Governmental Bodies referred to in Section 6.1(c)) whose approval, consent, waiver, authorization or act shall be required in connection with the transactions contemplated hereby, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent or the Company (as the Surviving Corporation).

          (e) Parent shall have received the written agreements from the Company Affiliates described in Section 5.10(b).

          (f) Parent shall have received an opinion of Salomon Brothers Inc in form and substance reasonably satisfactory to Parent, that, based on such procedures as were deemed relevant, the Merger Consideration to be paid to Stockholder is fair, from a financial point of view, to Parent.
          (g) Parent shall have received an opinion of Arthur Andersen LLP in form and substance reasonably satisfactory to Parent, that, based on such procedures as were deemed relevant, the Merger will qualify as a pooling of interests under generally accepted accounting principles.
          (h) Since the Balance Sheet Date, there shall have been no Material Adverse Change with respect to the Company; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.
          (i) No stockholder of the Company shall have exercised rights of appraisal under the ABCA with respect to the Merger; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.
          (j) The parties thereto shall have entered into the Ancillary Agreements.
          (k) Each holder of an option to purchase capital stock of the Company set forth on Schedule 3.3 to the Company Disclosure Letter shall have entered into an agreement with the Company pursuant to which such holder shall have agreed that as of the Effective Time, in lieu of capital stock of the Company, each such option held by such holder shall become exercisable for that number of shares of Parent Common Stock equal to the number of shares of capital stock of the Company subject to such option immediately prior to the Effective Time multiplied by the Conversion Ratio and rounded down to the nearest whole number, with a per share purchase price equal to the per share purchase price for shares of capital stock of the Company subject to such option immediately prior to the Effective Time divided by the Conversion Ratio and rounded up to the nearest whole cent.
          (l) Mr. Rukavina shall have agreed to terminate his Compensation Agreement with the Company dated January 3, 1995, upon payment to him from the Company of an amount equal to 10% of the net income of the Company (determined in accordance with such agreement) for the period from January 1, 1996 through the Closing Date.
          (m) Mr. Harbottle shall have agreed to an amendment to his letter agreement with the Company dated January 11, 1996 and statement of Performance Objectives dated May 6, 1996, providing
(i) for the payment to him from the Company of $13,000, (ii) that Parent will honor the terms of such agreement from and after the Effective Time to the extent relating to the loan to Mr. Harbottle for moving expenses and (iii) for the elimination, effective as of the Effective Time, of all other obligations of the Company contained therein.
          (n) The bonus arrangements described in Section 5.6(d) shall have been terminated and Parent shall have a received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.
          (o) Parent shall have received resignations, effective as of the Effective Time, of each director and officer of the Company in the form of Exhibit G hereto.
                           ARTICLE VII
                           THE CLOSING

          7.1. Deliveries by the Company and Stockholder. At the Closing, the Company and Stockholder shall deliver the following to Parent:
          (a) Certificate of good standing of the Company issued as of a recent date by the Arizona Corporation Commission;
          (b) Company's Articles of Incorporation certified as of a recent date by the Arizona Corporation Commission;
          (c) Certificates of good standing of the Company issued as of a recent date by the appropriate agency in each of the jurisdictions listed in Schedule 3.1 to the Company Disclosure Letter; and
          (d) Certificate of the Secretary of the Company, dated the Closing Date, in form and substance reasonably satisfactory to Parent, as to (i) no amendments to the Articles of Incorporation of the Company since a specified date, (ii) the Bylaws of the Company, (iii) the resolutions of the Board of Directors and Stockholder authorizing the execution and delivery of this Supplemental Agreement and the Merger Agreement and approving the Merger and other transactions contemplated by this Supplemental Agreement and the Merger Agreement, and (iv) incumbency and signatures of the officers of the Company executing this Supplemental Agreement and the Merger Agreement.
          7.2. Parent's Deliveries. At the Closing, Parent and Sub shall deliver the following to the Company and Stockholder:
          (a) Certificate of good standing of Parent issued as of a recent date by the Secretary of State of the State of Delaware;

          (b) Parent's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the Secretary of Parent, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to the Certificate of Incorporation of Parent since a specified date, (ii) the Bylaws of Parent, (iii) the resolutions of the Board of Directors of Parent authorizing the execution and delivery of this Supplemental Agreement, the Merger Agreement and the Parent Ancillary Agreements and approving the Merger and other transactions contemplated by this Supplemental Agreement, the Merger Agreement and the Parent Ancillary Agreements, and (iv) incumbency and signatures of the officers of Parent executing this Supplemental Agreement, the Merger Agreement and the Parent Ancillary Agreements;

          (d) Certificate of good standing of Sub issued as of a recent date by the Arizona Corporation Commission;

          (e) Sub's Articles of Incorporation certified as of a recent date by Arizona Corporation Commission; and

          (f) Certificate of the Secretary of Sub, dated the Closing Date, in form and substance reasonably satisfactory to the Company, as to (i) no amendments to the Articles of Incorporation of Sub since a specified date, (ii) the Bylaws of Sub, (iii) the resolutions of the Board of Directors and stockholders of Sub authorizing the execution and delivery of this Supplemental Agreement and the Merger Agreement and approving the Merger and other transactions contemplated by this Supplemental Agreement and the Merger Agreement, and (iv) incumbency and signatures of the officers of Sub executing this Supplemental Agreement and the Merger Agreement.
                          ARTICLE VIII
                         INDEMNIFICATION

          8.1. Indemnification by Stockholder. Stockholder agrees to indemnify and hold harmless (in accordance with the provisions of and subject to the limitations set forth in Section 8.3) Parent and the Company, as the Surviving Corporation, from and against any and all Losses and Expenses incurred by Parent or the Company in connection with or arising from:
          (a) any breach by the Company or Stockholder of, or other failure by the Company or Stockholder to perform, any of their respective covenants contained in this Supplemental Agreement or in any certificate or other document delivered by or on behalf of the Company or Stockholder pursuant to this Supplemental Agreement;

          (b) any breach of any warranty or the inaccuracy of any representation of the Company or Stockholder contained in this Supplemental Agreement or any certificate or other document delivered by or on behalf of the Company or Stockholder pursuant to this Supplemental Agreement;

          (c) any and all stock transfer Taxes, real estate transfer or gains Taxes, sales Taxes, or other similar Taxes imposed by the State of Arizona or any political subdivision thereof, as a result of the transactions contemplated by this Supplemental Agreement;

          (d) the civil lawsuit filed in Federal District Court in the District of New Jersey captioned Systems Techniques, Inc. d/b/a/ Data-Tech Institute v. Mark Yeager, Michael Ferry, Frank Nevelos and Mastering Computers, Inc. and described in Schedule
3.7 to the Company Disclosure Letter;

          (e) any liability or obligation of the Company in respect of sales and use Taxes in any jurisdiction in which the Company conducted training seminars prior to the Effective Time but did not otherwise collect sales and use Taxes with respect to such seminars;

          (f) any breach of any warranty or the inaccuracy of any representation of the Company or Stockholder contained in
Section 3.9(d) or 3.9(e), in each case relating to any tax period for which the applicable statute of limitations has not expired; and

          (g) any liability or obligation of the Company arising under the United States Fair Labor Standards Act or similar state laws which relate to overtime wages to employees for any period prior to the Effective Time, provided, however, that Stockholder shall not be required to indemnify and hold harmless Parent and the Company under this
Section 8.1 with respect to any Loss or Expense incurred by Parent or the Company as a result of any breach or matter described in paragraphs (b) through (g) of this Section 8.1, or, to the extent relating to any failure to perform or comply prior to the Closing Date, paragraph (a) of this Section 8.1, until the Loss or Expense with respect to each such breach or matter arising thereunder exceeds $50,000 (the "Threshold Amount"), and then only for the amount by which such Loss or Expense exceeds the Threshold Amount; provided, that, at such time as the aggregate of all such deductible Losses and Expenses ("deductible" including, for purposes hereof, any and all amounts less than or equal to $50,000 per claim) equals $115,000 (the "Aggregate Deductible"), Stockholder shall thereafter be liable for all Loss and Expenses without regard to the Threshold Amount. For purposes of calculating whether the Aggregate Deductible has been reached, it is understood that such amount includes Loss and Expense for each breach or matter up to and including the Threshold Amount, but excludes Loss and Expenses in excess of the Threshold Amount for any individual breach or matter. However, the foregoing Threshold Amount and Aggregate Deductible will not apply to any breach of any of the Company's or Stockholder's representations and warranties of which the Company or the Stockholder had actual (as opposed to constructive) knowledge on the date on which such representation and warranty is made or any intentional breach by the Company or Stockholder of any covenant or obligation. Stockholder acknowledges and agrees that the obligation to indemnify and hold harmless pursuant to this
Section 8.1 is an obligation solely of Stockholder and that, from and after the Closing, Stockholder shall not have any right of contribution from the Company, its successors, or any assigns of any of them in respect of the obligations of Stockholder under this Section 8.1 and that the right to recover from Stockholder shall not require Parent to seek any recovery from the Company in respect of any Loss or Expense.

          The indemnification provided for in this Section 8.1 shall be the only available remedy to Parent under this Supplemental Agreement and the Merger Agreement after the Effective Time and, except as set forth in the next sentence, shall terminate on the first anniversary of the Closing Date (and no claims shall be made by Parent under this Section 8.1 thereafter). Indemnification by Stockholder as to:

               (A)  any Audit Claims, as to which the
          indemnification provided for in this Section
          8.1 shall terminate on the Audit Report Date;

               (B)  any Loss or Expense as to which
          indemnification is provided for in Section 8.1(d) or 8.1(f) (and without regard to whether such Loss or Expense is an Audit Claim), as to which the obligation of Stockholder shall continue until the earlier of the
          (i) sixth anniversary of the Effective Time or (ii) expiration of any applicable statute of limitations;

               (C)  any Loss or Expense as to which
indemnification is provided for in Section 8.1(e) of 8.1(g) (and without regard to whether such Loss or Expense is an Audit
Claim), as to which the obligation of Stockholder shall continue until the third anniversary of the Effective Time; or

               (D)  any Loss or Expense as to which
          Parent has notified Stockholder in accordance with the requirements of Section 8.5 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 8.1, as to which the obligation of Stockholder shall continue until the liability of Stockholder shall have been determined pursuant to this Article VIII, and Parent shall have been reimbursed in accordance with and to the extent contemplated by the provisions of Section
          8.3 for the full amount of such Loss and Expense, if any, incurred by Parent.

          8.2. Indemnification by Parent. Parent agrees to indemnify and hold harmless Stockholder from and against any and all Losses and Expenses incurred by Stockholder in connection with or arising from:

          (a) any breach by Parent of, or other failure by Parent to perform, any of its covenants contained in this Supplemental Agreement or in any certificate or other document delivered by or on behalf of Parent pursuant to this Supplemental
Agreement; and

          (b) any breach of any warranty or the inaccuracy of any representation of Parent contained in this Supplemental Agreement or any certificate or other document delivered by or on behalf of Parent or Sub pursuant to this Supplemental Agreement.

          Stockholder acknowledges that any settlement by Parent for any Loss and Expense under this Section 8.2 shall be made in shares of Parent Common Stock (valued at the Current Market Price of Parent Common Stock on the Closing Date).

          The indemnification provided for in this Section 8.2 shall be the only available remedy to Stockholder under this Supplemental Agreement and the Merger Agreement after the Effective Time and shall terminate on the first anniversary of the Closing Date (and no claims shall be made by Stockholder under this Section 8.2 thereafter), except that the indemnification by Parent shall continue as to any Loss or Expense as to which Stockholder has notified Parent in accordance with the requirements of Section 8.5 on or prior to the date such indemnification would otherwise terminate in accordance with this
Section 8.2, as to which the obligation of Parent shall continue until the liability of Parent shall have been determined pursuant to this Article VIII, and Stockholder shall have been reimbursed in accordance with and to the extent contemplated by the provisions of Section 8.3 for the full amount of such Loss and Expense, if any, incurred by Stockholder.

          8.3. Limitations On Indemnity by Stockholder. Parent acknowledges and agrees that the obligations of Stockholder at any particular time pursuant to Section 8.1 to indemnify and hold harmless Parent shall be limited in that Parent's and Surviving Corporation's sole and exclusive recourse for any such liability, whether in contract, tort, or otherwise, shall be limited first to the shares of Parent Common Stock received by Stockholder pursuant to the Merger (valued at the Current Market Price of Parent Common Stock on the Closing Date) together with all dividends paid or declared with respect to such shares of Parent Common Stock; and then, with respect to any of those shares which Stockholder has sold, the amount of gross cash proceeds (before any sales commissions) from the sale thereof, together with all dividends paid with respect to such stock prior to its sale by Stockholder. In furtherance of the foregoing, Parent and Stockholder are entering into the Pledge Agreement pursuant to which Stockholder has agreed to secure a portion of his obligations pursuant to Section 8.1. In addition, Parent acknowledges and agrees that Stockholder shall have no obligation to indemnify Parent or Surviving Corporation unless the Loss or Expense exceeds any reserve therefor on the Balance Sheet, and then only to the extent of such excess.

          8.4.  Additional Limitations and Other Agreements.

          (a) An indemnifying party shall have no obligation to pay indemnification for any Loss or Expense to the extent that recovery for such Loss or Expense is actually paid to the indemnified party under any policy of insurance. To the extent that an indemnified party is subsequently paid by an insurance company for any Loss or Expense with respect to which payment was previously received by the indemnified party hereunder, the indemnified party shall promptly, upon receipt of the insurance proceeds, reimburse the indemnifying party from the insurance proceeds in an amount up to the indemnifying party's prior payment to the indemnified party with respect to such Loss or Expense.

          (b) With respect to each claim for indemnification for any Loss or Expense as to which Parent has notified Stockholder in accordance with the requirements of Section 8.5 on or prior to the date such indemnification would otherwise terminate in accord ance with Section 8.1, Parent and Stockholder agree to use reasonable efforts to determine the liability of Stockholder, if any, and Stockholder agrees to use reasonable efforts to reimburse Parent in accordance with and to the extent contemplated by this Article VIII, in each case, no later than the first anniversary of the Closing Date.

          (c) With respect to each claim for indemnification for any Loss or Expense as to which Stockholder has notified Parent in accordance with the requirements of Section 8.5 on or prior to the date such indemnification would otherwise terminate in accord ance with Section 8.2, Parent and Stockholder agree to use reasonable efforts to determine the liability of Parent, if any, and Parent agrees to use reasonable efforts to reimburse Stockholder in accordance with and to the extent contemplated by this Article VIII, in each case, no later than the first anniversary of the Closing Date.

          8.5. Notice of Claims. (a) If Parent believes that it or the Company has suffered or incurred any Loss or incurred any Expense, Parent shall so notify Stockholder promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Supplemental Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which Parent intends to claim any liability or expense as Loss or Expense under this Article VIII, Parent shall promptly notify Stockholder of such action or suit.

          (b) If Stockholder believes that he has suffered or incurred any Loss or incurred any Expense, Stockholder shall so notify Parent promptly in writing describing such Loss or Expense, the amount thereof, if known, and the method of computation of such Loss or Expense, all with reasonable particularity and containing a reference to the provisions of this Supplemental Agreement or other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss or Expense shall have occurred. If any action at law or suit in equity is instituted by or against a third party with respect to which Stockholder intends to claim any liability or expense as Loss or Expense under this Article VIII, Stockholder shall promptly notify Parent of such action or suit.

          (c) The amount to which an indemnified person shall be entitled under this Article VIII shall be determined: (i) by the written agreement between the indemnified person and the indemnifying party; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the indemnified person and the indemnifying party shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken have been finally determined. The indemnified person shall have the burden of proof in establishing the amount of the Loss and Expense suffered by it.

          (d) Notwithstanding the foregoing, the failure of any party hereto to give any notice described in this Section 8.5 shall not relieve any party hereto of its obligations hereunder, except to the extent such failure shall have prejudiced such party.

          8.6. Third Party Claims. (a) Subject to Section 8.6(b), any person indemnified under this Article VIII shall have the right to conduct and control, through counsel of its choosing, any third party claim, action, suit, proceeding, investigation or other claim giving rise to a claim for indemnification hereunder (a "Third Party Claim") and the person indemnified may compromise or settle the same, provided that the indemnified person shall give the indemnifying party at least 10 days' advance notice of any proposed compromise or settlement. The indemnified person shall permit the indemnifying party to participate in the defense of any Third Party Claim through counsel chosen by it, provided that the fees and expenses of such counsel shall be borne by the indemnifying party. Subject to
Section 8.6(b), any compromise or settlement with respect to a claim for money damages effected after the indemnifying party by notice to the indemnified person shall have disapproved such compromise or settlement shall discharge the indemnifying party from liability with respect to the subject matter thereof, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.

          (b) If the remedy sought in any Third Party Claim is solely money damages and will have no continuing effect on the business, reputation or future business prospects of any indemnified person, the indemnifying party shall have 15 business days after receipt of the notice referred to in the last sentence of Section 8.5(a) to notify the indemnified person that it elects to conduct and control such Third Party Claim. If the indemnifying party gives the foregoing notice, the indemnifying party shall have the right to undertake, conduct and control, through counsel of its own choosing and at the sole expense of the indemnifying party, the conduct and settlement of such Third Party Claim, and the indemnified person shall cooperate with the indemnifying party in connection therewith; provided that (x) the indemnifying party shall not thereby permit to exist any Encumbrance or other adverse charge upon any asset of any indemnified person; (y) the indemnifying party shall permit the indemnified person to participate in such conduct or settlement through counsel chosen by the indemnified person, but the fees and expenses of such counsel shall be borne by the indemnified person except as provided in clause (z) below; and (z) the indemnifying party shall agree promptly to reimburse to the extent required under this Article VIII the indemnified person for the full amount of any Loss arising from or relating to such Third Party Claim and all related Expense incurred by the indemnified person, except fees and expenses of counsel for the indemnified person incurred after the assumption of the conduct and control of such Third Party Claim by the indemnifying party. So long as the indemnifying party is contesting any such Third Party Claim in good faith, the indemnified person shall not pay or settle any such Third Party Claim. Notwithstanding the foregoing, the indemnified person shall have the right to pay or settle any such Third Party Claim, provided that in such event the indemnified person shall waive any right to indemnity there for by the indemnifying party, and no amount in respect thereof shall be claimed as Loss or Expense under this Article VIII.
          8.7. Exclusive Remedy. Parent, the Company and Stockholder acknowledge and agree that, from and after the Closing, their sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Supplemental Agreement and the Merger Agreement shall be pursuant to the indemnification provisions set forth in this Article VIII.
                           ARTICLE IX
                           TERMINATION

          9.1. Termination. This Supplemental Agreement shall be terminated automatically in the event the Merger Agreement is terminated in accordance with its terms. Anything contained in this Supplemental Agreement to the contrary notwithstanding, this Supplemental Agreement may also be terminated at any time prior to the Closing Date:

          (a)  By the mutual consent of the Company and Parent;

          (b) By the Company or Parent if the Closing shall not have occurred by August 31, 1996 (or such later date as shall be mutually agreed to in writing by the Company, Stockholder and Parent); provided that the party seeking termination is not in default or breach of this Supplemental Agreement;

          (c) By the Company in the event of a breach by Parent of any of its representations, warranties or covenants contained in this Supplemental Agreement, which breach is not cured by Parent within 10 business days after written notice of such breach;

          (d) By Parent in the event of a breach by the Company or Stockholder of any of their respective representations, warranties and covenants contained in this Supplemental Agreement, which breach is not cured by the Company or Stockholder within 10 business days after written notice of such breach; or
          (e) By Parent if the number of shares of Parent Common Stock to be included in the Merger Consideration would constitute 15% or more of the then outstanding shares of Parent Common Stock.

          9.2. Effect of Termination. In the event of the termination of this Supplemental Agreement pursuant to the preceding Section of this Supplemental Agreement, all further obligations of the parties under this Supplemental Agreement and the Merger Agreement shall be terminated without further liability of any party or its stockholders, directors or officers to the other parties, provided that nothing herein shall relieve any party from liability for its breach of this Supplemental Agreement or the Merger Agreement.
                            ARTICLE X
         RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                 COMPLIANCE WITH SECURITIES ACT

          10.1. Restrictions on Transferability. The Shares of Parent Common Stock acquired by Stockholder in connection with the Merger shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Article X, which conditions are intended, among other things, to ensure compliance with the provisions of the Securities Act. Stockholder will cause each proposed purchaser, assignee, transferee or pledgee of such shares of Parent Common Stock to agree to take and hold such shares of Parent Common Stock subject to the provisions and upon the conditions specified in this Article X.
          10.2.  Restrictive Legend.  Each certificate
representing shares of Parent Common Stock acquired by Stockholder in connection with the Merger and any other securities issued in respect of such shares of Parent Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE
       SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS EAGLE RIVER INTERACTIVE, INC. RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR EAGLE RIVER INTERACTIVE, INC.) REASONABLY ACCEPTABLE TO EAGLE RIVER INTERACTIVE, INC. STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND THE SECURITIES LAWS OF ANY APPLICABLE STATE. NOTWITHSTANDING THE FOREGOING, IN NO EVENT MAY THE SHARES REPRESENTED BY THIS CERTIFICATE BE ASSIGNED, TRANSFERRED OR PLEDGED UNTIL EAGLE RIVER INTERACTIVE, INC. HAS PUBLISHED FINANCIAL RESULTS (INCLUDING COMBINED SALES AND NET INCOME) COVERING AT LEAST 30 DAYS OF OPERATIONS SINCE [INSERT EFFECTIVE DATE].

          The Company and Stockholder consent to Parent making a notation on its records and giving instructions to any transfer agent of such shares of Parent Common Stock in order to implement the restrictions on transfer established in this Section 10.2 and
Section 10.3.

          10.3. Notice of Proposed Transfers. (a) The holder of each certificate representing shares of Parent Common Stock required to bear the legend set forth in Section 10.2 ("Restricted Securities") by acceptance thereof agrees to comply in all respects with any provisions of this Section 10.3 applicable to such Restricted Securities. At least two days prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to Parent of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if reasonably requested, shall be accompanied, at such holder's expense, by a written opinion of legal counsel (such opinion to be reasonably satisfactory to Parent), addressed to Parent, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made in compliance with Rule 144 of the Securities Act, the appropriate restrictive legend set forth in Section 10.2, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and Parent such legend is not required in order to establish compliance with any provisions of the Securities Act.
                           ARTICLE XI
                          MISCELLANEOUS

          11.1. Expenses. Except as otherwise expressly provided in this Supplemental Agreement, each party hereto will bear its respective expenses incurred in connection with the negotiation, preparation and execution of this Supplemental Agreement, the Merger Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including all fees and expenses of agents, representatives, counsel, and accountants. In the event that the Merger is consummated, the Surviving Corporation shall be responsible for all of Parent's expenses (including fees and expenses of legal counsel and independent accountants) incurred in connection with the negotiation, preparation and execution of this Supplemental Agreement, the Merger Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby. In the event that the Merger is consummated, the Surviving Corporation shall be responsible for up to an aggregate of $50,025 of the Company's and Stockholder's expenses (including fees and expenses of legal counsel and independent accountants) incurred in connection with the negotiation, preparation and execution of this Supplemental Agreement, the Merger Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the delivery of the opinion required by Section 6.2(b) and
Section 6.3(b), and Stockholder shall be responsible for any of such expenses in excess of $50,025, except that Parent shall pay all fees of Arthur Andersen LLP relating to the delivery of the opinion required by Section 6.2(b) and 6.3(b) in excess of $6,000. In the event that the Merger is not consummated, the Company shall be responsible for all of the expenses of the Company and Stockholder (including fees and expenses of legal counsel and independent accountants) incurred in connection with the negotiation, preparation and execution of this Supplemental Agreement, the Merger Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby

          11.2. Notices. Any notices or other communications required under this Supplemental Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telex or telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

          If to Stockholder or the Company (prior to Closing), to:
                    Mastering Computers, Inc.
                    11000 North Scottsdale Road Suite 260
                    Scottsdale, Arizona 85254 Attention: Thomas
                    R. Graunke Telecopy:  (602) 998-6998

          with a copy to:

                    Fennemore Craig, P.C.
                    Two North Central Avenue Suite 2200
                    Phoenix, Arizona  85004 Attention:  Janet W.
                    Lord Telecopy:  (602) 257-8527

          If to Stockholder (after Closing), to:

                    Thomas R. Graunke
                    10568 East Laurel Lane Scottsdale, Arizona
                    85259 Telecopy:  (602) 451-9167

          with a copy to:

                    Fennemore Craig, P.C.
                    Two North Central Avenue
                           Suite 2200
                    Phoenix, Arizona  85004 Attention:  Janet W.
                    Lord Telecopy:  (602) 257-8527

          If to Parent, Sub or the Company (after the Closing), to:

                    Eagle River Interactive, Inc.
                    1060 West Beaver Creek
                    Boulevard
                    Avon, Colorado  81620

                    Attention: Marc Pinto

                    Telecopy: (970) 845-3016

          with copies to:

                    Eagle River Interactive, Inc.
                    1701 N. Market Street
                    Suite 400
                    Dallas, Texas  75202
                    Attention: Fred McCallister

                    Telecopy:  (214) 571-4011

          and:

                    Sidley & Austin
                    One First National Plaza Chicago, Illinois
                    60603 Attention: Larry A. Barden Telecopy:
                    (312) 853-7036

          11.3. Assignment. No party may assign any of its rights under this Supplemental Agreement, prior to the Effective Time, without the prior consent of the other parties, which consent will not be unreasonably withheld, except that Parent may assign any of its rights hereunder to any present or future Subsidiary of Parent. Following the Effective Time, any party may assign any of its rights hereunder. No assignment shall relieve any party of its obligations hereunder.
          11.4. Interpretation. The article and section headings contained in this Supplemental Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Supplemental Agreement. Whenever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms.

          11.5. Counterparts. This Supplemental Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument; and shall become binding when two or more counterparts have been signed by each of the parties hereto and delivered to each of Parent, Sub, Stockholder and the Company.

          11.6. Amendment. This Supplemental Agreement may not be amended, modified or supplemented except by a writing signed by an authorized representative of each of the parties hereto.

          11.7. Entire Agreement. This Supplemental Agreement and the Merger Agreement (including the Parent Disclosure Letter, the Company Disclosure Letter and the Stockholder Disclosure Letter and the Exhibits attached hereto) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          11.8. Binding Effect. This Supplemental Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

          11.9.  Survival.   The covenants, agreements,
indemnities, representations and warranties of the Company, Stockholder or Parent made in or pursuant to this Supplemental Agreement shall survive the Closing notwithstanding any investigation made or information obtained by or on behalf of any party; provided, however, that, each representation and warranty of the Company, Stockholder or Parent contained herein or in any certificate delivered with respect to such representation or warranty shall survive until indemnification for breach of such representation or warranty is no longer available pursuant to
Section 8.1 or 8.2, as the case may be. Except as otherwise expressly provided in Article VIII, no claim shall be made for breach of any representation or warranty contained herein or in any certificate delivered with respect to such representation or warranty under this Supplemental Agreement after the date on which such representation or warranty shall terminate as set forth in this Section.

          11.10. Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          11.11. Third Parties. Nothing contained in this Supplemental Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a party hereto or a successor or permitted assign of such a party.
         11.12. Waivers. Any term or provision of this Supplemental Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Supplemental Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Supplemental Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Supplemental Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Supplemental Agreement shall be held to constitute a waiver of any other or subsequent breach.

          11.13.  Governing Law.   This Supplemental Agreement
shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Arizona.

           11.14.  Public Announcements.   Any public
announcement or similar publicity with respect to this Supplemental Agreement, the Merger Agreement, the Ancillary Agreements or the transactions contemplated hereby and thereby will be issued, if at all, at such time and in such manner as Parent determines. The Company, Stockholder and Parent will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the transactions contemplated hereby, and Parent will have the right to be present for any such communication.

          11.15.  Confidentiality.   Between the date of this
Supplemental Agreement and the Closing Date, Parent, the Company and Stockholder will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Supplemental Agreement or the transactions contemplated hereby, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any valuation, consent or approval required for the consummation of the transactions contemplated hereby, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the transactions contemplated hereby are not consummated, each party will return or destroy as much of such written information as the appropriate party may reasonably request.

          11.16. Definitions. In this Supplemental Agreement, the following terms have the meanings specified or referred to in this Section 11.14 and shall be equally applicable to both the singular and plural forms.
          "Affiliate" shall mean: any Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person involved, including, without limitation, officers and directors,
(b) that directly or beneficially owns or holds 5% or more of any equity interest in the Person involved, or (c) 5% or more of whose voting securities (or in the case of a Person which is not a corporation, 5% or more of any equity interest) is owned directly or beneficially by the Person involved. As used herein, the term "control" shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person whether through ownership of securities, by contract or otherwise.
          "ABCA" has the meaning specified in the second recital clause.
          "Ancillary Agreements" has the meaning specified in the fourth recital clause.
          "Articles of Merger" has the meaning specified in
Section 1.2.
          "Audit Claim" means a claim with respect to a breach of any warranty or inaccuracy of any representation contained in
Section 3.1, 3.2, 3.3, 3.7, 3.8, 3.9(a), 3.12, 3.13, 3.15, 3.16,
3.18 or 3.33.

          "Audit Report Date" means the date of the report of Parent's independent auditor issued with respect to the first audit of Parent's consolidated financial statements covering a period which includes the Closing Date, which shall not be later than March 30, 1997.
          "Balance Sheet" has the meaning specified in
Section 3.6.
          "Balance Sheet Date" has the meaning specified in
Section 3.6.
          "Business" means the businesses engaged in by the Company as of the date of this Supplemental Agreement.
          "Closing" has the meaning specified in Section 1.3.
           "Closing Date" has the meaning specified in
Section 1.3.
          "Code" has the meaning specified in the fifth recital clause.
          "Company Affiliates" has the meaning specified in
Section 5.10.
          "Company Common Stock" has the meaning specified in the second recital clause.
          "Company Disclosure Letter" has the meaning specified in Section 3.1.
         "Company Financial Statements" has the meaning specified in Section 3.6.

          "Company Interim Financial Statements" has the meaning specified in Section 3.6.
          "Compensation Commitments" has the meaning specified in
Section 3.20.
          "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, medical waste, special waste, asbestos, petroleum or petroleum-derived sub stance, radioactive material or waste, or any constituent of any such substance or waste and including, without limitation, any substance which any Governmental Body or lawful representative thereof requires to be controlled, removed, monitored, encapsulated or remediated or otherwise addressed for the purposes of protection of the environment or public or worker health and safety.
          "Conversion Ratio" means that number equal to the number of shares of Parent Common Stock included in the Merger Consideration divided by the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.
          "Copyrights" means United States and foreign copyrights, copyrightable works (including compilations), mask works, whether registered or unregistered, and pending applications to register the same.
          "Current Market Price" means, with respect to a share of Parent Common Stock, as of any date of determination, the per share closing transaction price of a share of Parent Common Stock on The Nasdaq National Market (as reported in the Wall Street Journal) for such date (or, if such date is not a trading date, as of the most recent trading date).
          "Effective Time" has the meaning specified in the second recital clause.
          "Employment Agreement" has the meaning specified in the fourth recital clause.
          "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restriction of any kind.
          "Environmental Laws" has the meaning specified in
Section 3.26.
          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
          "ERISA Affiliate" means (a) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any predecessor of the Company; (b) any partnership, trade or business (whether or not incorporated) which at, or at any time before, the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (c) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company or any predecessor of the Company, any corporation described in clause (a) or any partnership, trade or business described in clause (b).
          "Expenses" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, consultants, expert witnesses, accountants and other professionals), but with respect to Stockholder's indemnification obligations under Article VIII, only to the extent the same exceed any reserve therefor on the Balance Sheet.

          "Facility" means any real property, plant, building, facility, structure, underground storage tank, or other real estate owned, used, leased or operated by the Company.

          "Governmental Permits" has the meaning specified in
Section 3.11.

          "Governmental Body" means any court, government
(federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

          "Intellectual Property" means Copyrights, Patent
Rights, Trademarks and Trade Secrets, and publicity and privacy rights.

          "knowledge." As used in this Supplemental Agreement, an individual, will be deemed to have "knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter; or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonable investigation concerning the existence of such fact or other matter.

          A Person (other than an individual) will be deemed to have "knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

          "Losses" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges, but with respect to Stockholder's indemnification obligations under
Article VIII, only to the extent the same exceed any reserve therefor on the Balance Sheet.

          "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to Parent or the Company, as the case may be, any change or effect that is or could reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Parent and its Subsidiaries taken as a whole, or the Company, as the case may be.

          "Material Contracts" has the meaning specified in
Section 3.23.

          "Merger" has the meaning specified in Section 1.1.

          "Merger Agreement" has the meaning specified in the first recital clause.

          "Merger Consideration" has the meaning specified in
Section 1.4 of this Supplemental Agreement.

          "Non-ERISA Plans" has the meaning specified in Section
3.20.

          "Owned Software" has the meaning specified in Section
3.17.

          "Parent Affiliates" has the meaning specified in
Section 5.10.

          "Parent Ancillary Agreements" has the meaning specified in Section 2.3.

          "Parent Common Stock" has the meaning specified in the second recital clause.

          "Parent Disclosure Letter" has the meaning specified in
Section 2.4.

          "Parent Right" has the meaning specified in Section
2.5.

          "Parent Rights Agreement" has the meaning specified in
Section 2.5.

          "Patent Rights" means United States and foreign patents, patent applications, continuations, continuations-in part, divisions, reissues, patent disclosures, inventions
(whether or not patentable or reduced to practice) or improvements thereto.

          "Permitted Encumbrances" means: (a) encumbrances for taxes or assessments or other governmental charges which are not yet due and payable; (b) materialmen's, merchants', carriers', worker's, repairer's, or other similar Encumbrances arising in the ordinary course of business which are not yet due or payable; and (c) purchase money security interests.

          "Person" means any individual, corporation, partner ship, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Plans" has the meaning specified in Section 3.20.

          "Pledge Agreement" has the meaning specified in the fourth recital clause.

         "Registration Rights Agreement" has the meaning specified in the fourth recital clause.

          "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Facility of any Contaminant, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Facility.

          "Requirements of Law" means any federal, state or local law, rule or regulation, Governmental Permit or other binding determination of any Governmental Body.

"Restricted Securities" has the meaning specified in Section
10.3.
          "SEC" has the meaning specified in Section 2.11.
          "Securities Act" has the meaning specified in Section
4.3.


          "Software" means computer software programs and software systems, including, without limitation, all data, databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

         "Stockholder Disclosure Letter" has the meaning specified in Section 4.2.

          "Subsidiary" means any corporation, partnership, joint venture or other legal entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity.

          "Surviving Corporation" has the meaning specified in
Section 1.1.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (a) any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer, excise, stamp or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any Governmental Body; and (b) liability of the Company for the payment of amounts with respect to payments of a type described in clause (a) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax sharing arrangement or Tax indemnity arrangement.

          "Tax Returns" means any return, report or similar statement required to be filed with respect to any Taxes
(including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

          "Third Party Claims" has the meaning specified in
Section 8.6.

          "Trademarks" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names), whether registered or unregistered, and pending applications to register the foregoing.

          "Trade Secrets" means confidential ideas and information, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

          "Welfare Plans" has the meaning specified in Section
3.20.


          IN WITNESS WHEREOF, the undersigned have caused this Supplemental Agreement to be executed by their respective officers thereunto duly authorized, all as of the date first above written.
                              EAGLE RIVER INTERACTIVE, INC.
                               By:  /s/ Marc Pinto
                                   Marc Pinto
                                   Executive Vice President,
                                   Chief Financial Officer


                              UTE CREEK ACQUISITION CORP.


                              By:   /s/ Marc Pinto
                                   Marc Pinto
                                   President


                              MASTERING COMPUTERS, INC.


                                By: /s/ Thomas R. Graunke
                                   Thomas R. Graunke
                                   President


                              STOCKHOLDER


                              By: /s/ Thomas R. Graunke


                              Thomas R. Graunke



          THE UNDERSIGNED, being the spouse of Stockholder, does hereby represent and warrant that any and all interest of the undersigned, including any community property interest, in the Company Common Stock of Stockholder or the Parent Common Stock to be received by Stockholder as contemplated by this Supplemental Agreement shall be bound hereby.


                              By: /s/ Kimberly A. Graunke

                                  Kimberly A. Graunke

                                   Exhibit E
         [Form of Letter for Affiliates of the Company]


July 31, 1995

Eagle River Interactive, Inc.
1060 West Beaver Creek Boulevard
Avon, Colorado  81620

Ladies and Gentlemen:

          I am aware that as of the date of this letter I may be deemed to be an "affiliate" of Mastering Computers, Inc. (the "Company"), as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Merger dated as of July 31, 1996 (the "Merger Agreement") by and among Eagle River Interactive, Inc. ("Parent"), Ute Creek Acquisition Corp. ("Sub") and the Company, and the Supplemental Agreement dated as of July 31, 1996 (the "Supplemental Agreement") by and among Parent, Sub, the Company and Thomas R. Graunke, Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent. Capitalized terms not defined herein have the respective meanings specified in the Supplemental Agreement.
          I represent and warrant to, and covenant with, Parent,

that I have not and shall not sell, pledge, transfer or otherwise dispose of, or in any other way reduce my risk relative to, any shares of Parent Common Stock or any shares of Company Common

Stock during the period commencing 30 days prior to the Effective

Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post

Merger operations have been published, except as permitted by

Staff Accounting Bulletin No. 76 issued by the SEC.

                                   Very truly yours,

                                   [name]

Accepted this ___ day of August, 1996, by

Eagle River Interactive, Inc.

By:  __________________
       Name:
       Title:

                                                        Exhibit F
           [Form of Letter for Affiliates of Parent]
[Date of Closing]
[Mastering Computer's, Inc. Address]
Ladies and Gentlemen:

          I am aware that as of the date of this letter I may be deemed to be an "affiliate" of Eagle River Interactive, Inc. ("Parent"), as the term "affiliate" is used in Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement
and Plan of Merger dated as of [       ], 1996 (the "Merger
Agreement") by and among Parent, Ute Creek Acquisition Corp. ("Sub"), and Mastering Computers, Inc. (the "Company") and the
Supplemental Agreement dated as of [          ], 1996 (the
"Supplemental Agreement") by and among Parent, Sub, the Company and Thomas R. Graunke, Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent. Capitalized terms not defined herein have the respective meanings specified in the Supplemental Agreement.

          I represent and warrant to, and covenant with, the Company, that I have not and shall not sell, pledge, transfer or otherwise dispose of, or in any other way reduce my risk relative to, any shares of Parent Common Stock or any shares of Company Common Stock during the period commencing 30 days prior to the Effective Time and ending at such time as the financial results (including combined sales and net income) covering at least 30 days of post-Merger operations have been published, except as permitted by Staff Accounting Bulletin No. 76 issued by the SEC.
                                   Very truly yours,
                                   [name]

Accepted this ___ day of August, 1996, by

[the Company]

By:  __________________
       Name:
       Title:


                                                        Exhibit G
                      [Form of Resignation]






                        November __, 1995




To the Board of Directors of
          [            ]


Ladies and Gentlemen:

          I hereby resign from my position[s] as [insert titles
of offices] [and a director] of [          ] (the "Company"),
such resignation to be effective concurrently with the
consummation of the merger of [          ] with and into the
Company pursuant to the terms and conditions of the Agreement and
Plan of Merger dated [          ] among Eagle River Interactive,
Inc., Ute Creek Acquisition Corp. and the Company.


                                   Very truly yours,



                                   ______________________________
                                   Name: